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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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TNS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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11480 Commerce Park Drive, #600
Reston, Virginia 20191
(703) 453-8300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held Thursday, May 20, 2010

        The 2010 Annual Meeting of Stockholders of TNS, Inc. will be held at the Crowne Plaza Dulles Airport, 2200 Centreville Road, Herndon, Virginia 20170 on Thursday, May 20, 2010 at 2:00 p.m., Eastern Daylight Time, to consider and act upon the following matters:

  1.
  To elect directors to serve until the 2011 Annual Meeting of Stockholders.

  2.
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our 2010 fiscal year.

  3.
  To consider such other business that may properly come before the meeting or any adjournment of the meeting.

        Stockholders of record at the close of business on April 8, 2010 will be entitled to vote at the annual meeting or at any adjournment of the annual meeting.

        Our board of directors hopes that you will attend the meeting. Your vote is very important. Whether or not you plan to attend, please complete, date, sign and return the enclosed proxy card in the accompanying envelope. Your prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.

                      By Order of the board of directors,

                      James T. McLaughlin
                       Executive Vice President, General Counsel and Secretary

April 23, 2010

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held on May 20, 2010
This Proxy Statement and our Annual Report to Shareholders
are available at http://www.tnsi.com/Investors.aspx.

11480 Commerce Park Drive, #600
Reston, Virginia 20191
(703) 453-8300

PROXY STATEMENT

        Our board of directors is soliciting your proxy with the enclosed proxy card for use at the 2010 Annual Meeting of Stockholders of TNS, Inc. to be held on Thursday, May 20, 2010 and at any adjournments of the meeting. This proxy statement and accompanying proxy are first being sent or given to stockholders on or about April 26, 2010. Throughout this proxy statement, we refer to TNS, Inc. as "we," "our," "us," "TNS" or "the Company."

GENERAL INFORMATION ABOUT VOTING

        Who can vote.    You will be entitled to vote your shares of our common stock at the annual meeting if you were a stockholder of record at the close of business on April 8, 2010. As of that date, 26,064,284 shares of our common stock were outstanding and entitled to one vote each at the meeting. You are entitled to one vote on each item voted on at the meeting for each share of our common stock that you held on April 8, 2010.

        How to vote your shares.    You can vote your shares either by attending the annual meeting and voting in person or by voting by proxy. If you choose to vote by proxy, please complete, date, sign and return the enclosed proxy card. The proxies named in the enclosed proxy card will vote your shares as you have instructed. You may authorize the proxies to vote your shares in favor of each of the proposals contained in this proxy statement by simply signing and returning the enclosed proxy card without indicating how your votes should be cast.

        Even if you expect to attend the meeting, please complete and mail your proxy card in any case in order to assure representation of your shares. If you attend the meeting, you can always revoke your proxy by voting in person. No postage is necessary if the proxy card is mailed in the United States.

        Quorum.    A quorum of stockholders is required in order to transact business at the annual meeting. A majority of the outstanding shares of common stock entitled to vote must be present at the meeting, either in person or by proxy, to constitute a quorum.

        Number of votes required.    The number of votes required to approve each of the proposals that are scheduled to be presented at the meeting is as follows:

Proposal	Required Vote
• Election of directors	For each nominee, a plurality of the votes cast for or withheld from such nominee.
• Ratification of appointment of independent registered public accounting firm	A majority of the votes cast for or against ratification.

        Abstentions and broker non-votes.    A broker non-vote occurs when a broker cannot vote a customer's shares registered in the broker's name because the customer did not send the broker instructions on how to vote on the matter. If the broker does not have instructions and is barred by law or applicable rules from exercising its discretionary voting authority in the particular matter, then the shares will not be voted on the matter, resulting in a "broker non-vote." Abstentions and broker non-votes will be considered as present for quorum purposes, but will not be counted as votes cast in the election of directors or in the vote on ratifying the appointment of our independent registered public accounting firm. Therefore, abstentions and broker non-votes will have no effect on the voting on these matters at the meeting.

        Discretionary voting by proxies on other matters.    Aside from the election of directors and the ratification of the appointment of our independent registered public accounting firm, we do not know of any other proposal that may be presented at the 2010 annual meeting of our stockholders. However, if another matter is properly presented at the meeting, the persons named in the accompanying proxy card will exercise their discretion in voting on the matter.

        How you may revoke your proxy.    You may revoke the authority granted by your executed proxy card at any time before we exercise it by voting in person at the annual meeting, or by notifying our Corporate Secretary in writing, by executing a new proxy card bearing a later date and delivering the new executed proxy card to our Corporate Secretary at 11480 Commerce Park Drive, Suite 600, Reston, Virginia 20191.

        Expenses of solicitation.    We will bear all costs of soliciting proxies. We will request that brokers, custodians and fiduciaries forward proxy soliciting material to the beneficial owners of stock held in their names, for which we will reimburse their reasonable out-of-pocket expenses. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, personal interviews or other means.

        Stockholders sharing the same surname and address.    In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions may receive only one copy of our annual report and proxy statement. This practice is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. If you would like to have additional copies of our annual report and/or proxy statement mailed to you, please call or write us at our principal executive offices, 11480 Commerce Park Drive, Suite 600, Reston, Virginia 20191, Attn: Corporate Secretary, telephone: (800) 240-2824 ext. 8459. If you want separate copies of the proxy statement or annual report to be sent to each stockholder in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder.

PROPOSAL 1—ELECTION OF DIRECTORS

General

        Our board of directors consists of six directors who serve a one-year term. At the 2010 annual meeting of our stockholders, there are six nominees for election to our board of directors. All of the nominees have served as directors since the last annual meeting except for Thomas E. Wheeler. On November 30, 2009, in accordance with the provisions of our bylaws, Mr. Wheeler was appointed as a director by our board of directors effective as of December 1, 2010. The board of directors, on the recommendation of the Nominating and Corporate Governance Committee, has nominated Mr. Wheeler, together with the other directors, for election at the 2010 annual meeting to serve a one-year term. Information regarding the business experience of each nominee is provided below. Each director is elected annually to serve until the next annual meeting of our stockholders or until his or her successor is elected. If you return your proxy card in the enclosed envelope, the persons named in the enclosed proxy card will vote to elect these six nominees unless you mark your proxy card otherwise. The proxy may not be voted for a greater number of nominees than six.

        By resolutions dated March 24, 2010, our board of directors approved the nominees to serve as directors until our 2011 Annual Meeting of Stockholders. Each nominee has consented to being named in this proxy statement and to serve if elected. If for any reason a nominee should become unavailable for election prior to the annual meeting, the persons named in the accompanying proxy card may vote for the election of a substitute. We do not presently expect that any of the nominees will be unavailable.

Vote Required

        The affirmative vote of a plurality of the total number of votes cast for or withheld from each of the nominees is required to elect each nominee to our board. Abstentions and broker non-votes will be considered as present for quorum purposes, but will not be counted as votes cast. Accordingly, abstentions and broker non-votes will have no effect on the voting on this matter.

Biographical Information

        The following table contains biographical information about the nominees. Information about the number of shares of common stock beneficially owned by each nominee and director, directly or indirectly, as of March 31, 2010 (unless otherwise indicated), appears below under "Security Ownership of Management and Five Percent Owners."

Name and Age	Business Experience and Other Directorships	Director Since
Henry H. Graham, Jr. Age: 59	Henry H. Graham, Jr. has served as our Chief Executive Officer and been a director since October 2006. From April 2001 to September 2006, Mr. H. Graham was our Executive Vice President, Chief Financial Officer and Treasurer. From January 2000 to September 2000, Mr. H. Graham was Senior Vice President, Chief Financial Officer and Treasurer of PaylinX Corporation. From April 1999 to January 2000, Mr. H. Graham was Senior Vice President, Chief Financial Officer and Treasurer of Transaction Network Services, Inc. From July 1998 to April 1999, Mr. H. Graham was Senior Vice President and General Manager of the OmniLink Communications division of Transaction Network Services, Inc. after the acquisition of substantially all of the assets of OmniLink Communications Corporation. Before that, Mr. H. Graham served as OmniLink's Chief Operating Officer and Vice President of Administration from December 1996 to July 1998. Mr. H. Graham has a B.S. in Business Administration from The Citadel.	2006

	Mr. Graham has substantial executive experience with our business, having served in increasing senior executive positions with the Company since 1998, including serving as Executive Vice President, Chief Financial Officer and Treasurer. He has served as our Chief Executive Officer since 2006.

Name and Age	Business Experience and Other Directorships	Director Since
John B. Benton Age: 67	John B. Benton has served as our director since July 2001 and has served as our non-executive Chairman of the board of directors since July 2009. Mr. Benton has been the managing director of 4th Quarter, Inc., a consulting firm, since January 2007. Mr. Benton was the Executive Vice President, Senior Advisor of EFD eFunds Corporation from January 2006 to December 2006. From January 2004 to December 2005, Mr. Benton was the Senior Vice President, Head, International Operations of EFD eFunds Corporation. Previously, Mr. Benton was the Managing Partner of Benton Consulting Partners, a firm Mr. Benton founded in May 2002 and sold to EFD eFunds Corporation in January 2004. From February 1997 until his retirement from Perot Systems Corporation in April 2002, Mr. Benton held numerous senior management positions with Perot Systems, last holding the position of Deputy Head of the company's global financial services group. Prior to that, Mr. Benton was the Chief Executive Officer of Benton International, Inc. until it was acquired by Perot Systems in 1997. Before that, from 1976 to 1977, Mr. Benton served as the Executive Director of the United States National Commission on Electronic Funds Transfers, a position to which he was appointed by President Gerald R. Ford and confirmed by the U.S. Senate. Mr. Benton has a doctorate degree in Public Administration from the University of Southern California. Mr. Benton also has an A.B. from the University of Southern California and a Masters in International Public Administration from Syracuse University.	2001

	Mr. Benton, through his service with EFD eFunds Corporation, Perot Systems Corporation, Benton International, Inc. and the United States National Commission on Electronic Funds Transfers, has substantial executive experience with various types of electronic payments. A significant portion of our business involves enabling the completion of electronic payments.
Stephen X. Graham Age: 57
	Stephen X. Graham has served as our director since February 2003. Mr. S. Graham is Managing Director of Crosshill Financial Group, Inc., which he founded in 1988, and has been a General Partner of Crosshill Georgetown Capital, LP since November 2000 and Crosshill Debt II, L.P. since 2004. Prior to that Mr. S. Graham was a Principal with Kidder Peabody & Co. and held positions with Merrill, Lynch & Co. and Arthur Young & Co. Mr. S. Graham received a B.S.B.A. from Georgetown University and a M.B.A. from the University of Chicago Graduate School of Business. He is currently a board member of several private companies.	2003

	Mr. Graham has substantial executive experience in corporate finance, particularly involving technology companies. In addition, through his corporate finance business, he has worked with a number of businesses in the technology sector, including businesses involved in electronic payments.

Name and Age	Business Experience and Other Directorships	Director Since
Jay E. Ricks Age: 77	Jay E. Ricks has served as our director since May 2006. From 1990 to 2003, Mr. Ricks was Chairman of DCC, Inc., an owner and operator of cable television systems that provided service to over 100 rural communities. Following the sale of DCC's cable television systems in 1999, DCC established a consulting service for companies seeking to provide video programming and high speed Internet connections in competition with the cable television companies and direct broadcast satellite providers. From 1962 to 1990, Mr. Ricks practiced law at Hogan & Hartson, where he served for eight years on the firm's Executive Committee. His practice focused on new technologies that were seeking to compete with the established communications infrastructure. During the 1970s, Mr. Ricks was an elected member of the Arlington County, Virginia Board of Supervisors, and one of six directors of the Washington Area Metropolitan Transit Authority. Mr. Ricks has a B.S. in Business Administration from the University of Maryland and a J.D. from Georgetown University Law School.	2006

	Mr. Ricks has substantial executive experience with the cable television industry. In addition, through his service with Hogan & Hartson, the Arlington County Board of Supervisors and the board of directors of the Washington Area Metropolitan Transit Authority, he has substantial leadership experience.
John V. Sponyoe Age: 71
	John V. Sponyoe has served as our director since May 2005 and previously served as our non-executive Chairman of the board of directors from August 2006 to July 2009. Mr. Sponyoe was non-executive Chairman of Intelsat Corp. from July 2001 until January 2005, when the company was sold. Mr. Sponyoe also was Chief Executive Officer of Lockheed Martin Global Telecommunications, which was a wholly-owned subsidiary of Lockheed Martin Corporation and was merged with COMSAT Corporation, from August 1998 to February 2002. Prior to that, Mr. Sponyoe held various positions with Loral Corporation and IBM Corporation. Mr. Sponyoe has a B.A. from St. Bonaventure University and an M.B.A. from the University of Scranton Graduate School of Business.	2005

	Mr. Sponyoe has substantial leadership experience in multi-national corporations, having served as the non-executive Chairman of Intelsat Corp. and the Chief Executive Officer of Lockheed Martin Global Telecommunications. He has also held executive positions with Loral Corporation and IBM Corporation.

Name and Age	Business Experience and Other Directorships	Director Since
Thomas E. Wheeler Age: 64	Thomas E. Wheeler has served as our director since December 2009. Mr. Wheeler has been a partner at Core Capital, LLC, a technology venture capital firm, since 2005. Mr. Wheeler was the Chief Executive Officer of CTIA, the international association for the wireless telecommunications industry, from 1992 to 2004. From 1985 to 1987, Mr. Wheeler was the Chief Executive Officer of NuMedia Corporation, a company he co-founded which provided cable television operators a system for digital delivery of video. In 1987 Mr. Wheeler was part of a group that built and operated a rural cellular system, which ultimately was sold to BellSouth. From 1984 to 1985 he has the Chief Executive Officer of NABU: The Home Computer Network, a provider of high speed data over cable television lines to home computers. From 1976 to 1984 he was employed by the National Cable Television Association, the last five years as its Chief Executive Officer. He led President Obama's transition review of federal agencies involved in science, technology, space and the arts. Mr. Wheeler has a B.S. in Business Administration from The Ohio State University. He is currently a board member of EarthLink, Inc., a publicly-held provider of internet services, and of several private companies.	2009

	Mr. Wheeler has industry leading telecommunications experience, having served as the Chief Executive Officer of CTIA and the National Cable Television Association. For the past 30 years, he has been in the forefront of new telecommunications technologies from both a policy and business development perspective.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF JOHN B. BENTON, HENRY H. GRAHAM, JR., STEPHEN X. GRAHAM, JAY E. RICKS, JOHN V. SPONYOE AND THOMAS E. WHEELER.

 THE BOARD OF DIRECTORS, COMMITTEES AND CORPORATE GOVERNANCE

        Our business and affairs are managed under the direction of the board of directors in accordance with the General Corporation Laws of the State of Delaware and our certificate of incorporation and bylaws. There are currently six members of the board of directors. Following our 2009 annual meeting of stockholders our board of directors decided to rotate some of the positions held by our directors on the board and its committees. Mr. Benton was appointed to serve as the non-executive Chairman of our board of directors effective July 2009, succeeding Mr. Sponyoe who had served as our non-executive Chairman since August 2006. Mr. Sponyoe was appointed to serve as the Chairman of the Nominating and Corporate Governance Committee and of the board's Planning Committee, succeeding Mr. Benton who had served in both positions. In connection with Mr. Wheeler becoming a director, the board of directors made further adjustments to committee membership for 2010, which adjustments are described below.

        We are committed to maintaining the highest standards of business conduct and corporate governance. Our corporate governance practices are summarized below.

Director Independence

        Our board of directors has determined in its business judgment that, with the exception of Mr. H. Graham, all of our current directors qualify as "independent" in accordance with the requirements of the New York Stock Exchange listing standards, Securities and Exchange Commission ("SEC") rules and applicable law. To qualify as independent, the board of directors must affirmatively determine that a director (or any member of his immediate family) has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us), other than as a director or stockholder. In reaching its conclusion regarding independence, the board of directors, as part of its annual review of director independence, considers any transactions and relationships between each director and us and our subsidiaries and affiliates. As a result of its review, the board determined that each of Messrs. Benton, S. Graham, Ricks, Sponyoe, and Wheeler, who collectively constitute a majority of our board of directors, has no material relationship with us other than as a director or stockholder of the Company.

Board Meeting Attendance

        Members of our board of directors are kept informed of our business through discussions with our Chief Executive Officer and other Company officers, by reviewing materials provided to them and by participating in meetings of the board and its committees. With respect to the level of commitment expected of directors and related attendance protocols, as part of our Corporate Governance Guidelines, our board has adopted a policy that directors are expected to prepare for, attend and participate in all board and applicable committee meetings. During 2009, there were four regular board meetings and three special meetings. During 2009, each of the incumbent directors attended more than 75% of the total number of board of directors and committee meetings he was eligible to attend.

Executive Sessions

        Our Corporate Governance Guidelines provide that executive sessions, which are sessions including only independent directors, should occur at least twice a year. After the executive session, a designated director updates the Chief Executive Officer or other executives on the key items discussed. The non-executive Chairman of our board of directors presides at regularly scheduled executive sessions of the non-management directors and leads these sessions unless the board of directors determines otherwise and another presiding director is disclosed in our annual proxy statement. In 2009, four executive sessions were held, two at which Mr. Benton presided and two at which Mr. Sponyoe presided, each in his capacity as our non-executive Chairman.

Communications with Directors

        The board or any director may be contacted by writing c/o TNS, Inc., 11480 Commerce Park Drive, Suite 600, Reston, Virginia 20191, Attn: Corporate Secretary. Communications to the non-management directors as a group may be sent to the same address, c/o the Chairman of the board of directors. We promptly forward all such correspondence to the indicated directors.

Committees of the Board

        Our board of directors has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Planning Committee. The board of directors has adopted charters for the Audit, Compensation, and Nominating and Corporate Governance Committees. Copies of each of these committee charters are available on the Company's website, www.tnsi.com. The information on our website is not incorporated by reference to this proxy statement. Shareholders also can obtain copies of these documents upon written request to TNS, Inc., 11480 Commerce Park Drive, Suite 600, Reston, Virginia 20191, Attn: Corporate Secretary.

Audit Committee

        The Audit Committee of our board of directors appoints, determines the compensation for and supervises our independent registered public accounting firm, reviews our internal accounting procedures, systems of internal controls and consolidated financial statements, reviews the services provided by our internal auditors, reviews and approves the services provided by our independent registered public accounting firm, including the results and scope of its audit, and resolves disagreements between management and our independent registered public accounting firm. The Audit Committee operates under a written charter adopted by the board on February 12, 2004, as subsequently amended.

        The Audit Committee consists of Messrs. Benton, S. Graham and Sponyoe. Mr. S. Graham is chairman of the committee and has been designated as the "audit committee financial expert" as that term is defined in the rules of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"). The board of directors has determined that all of the Audit Committee members are independent as defined by the applicable SEC Rules and New York Stock Exchange listing standards and financially literate as defined by the applicable New York Stock Exchange listing standards. The Audit Committee held four meetings during 2009. For additional information regarding the committee, see "Audit Information—Report of the Audit Committee" below.

Nominating and Corporate Governance Committee

        The primary purpose of the Nominating and Corporate Governance Committee of our board of directors is to identify individuals qualified to become members of the board of directors, to recommend that the board of directors select director nominees for the next annual meeting of stockholders and to develop and recommend to the board of directors a set of corporate governance principles applicable to the Company. The Nominating and Corporate Governance Committee operates under a written charter adopted by the board on February 12, 2004, as subsequently amended.

        For 2009 our Nominating and Corporate Governance Committee initially consisted of Messrs. Ricks and Benton with Mr. Benton serving as chairman. Effective July 2009, Mr. Sponyoe was appointed to this committee, replacing Mr. Benton as a member and as the chairman of our Nominating and Corporate Governance Committee, and Mr. Ricks continued to serve on the committee. Each of Messrs. Ricks, Benton and Sponyoe are independent as such term is defined by the applicable New York Stock Exchange listing standards. The Nominating and Corporate Governance Committee held four meetings during 2009. For 2010, our board of directors has appointed Mr. S. Graham to be an additional member of the Nominating and Corporate Governance Committee.

Effective February 2010, our Nominating and Corporate Governance Committee currently consists of Messrs. S. Graham, Ricks and Sponyoe with Mr. Sponyoe continuing to serve as the chairman. Each of Messrs S. Graham, Ricks and Sponyoe are independent as such term is defined by the applicable New York Stock Exchange listing standards.

Compensation Committee

        The primary purpose of the Compensation Committee of our board of directors is to review and recommend to the board the compensation and benefits of our executive officers, administer our equity incentive plans, and establish and review general policies relating to compensation and benefits for our employees. The Compensation Committee operates under a written charter adopted by the board on February 12, 2004, as subsequently amended.

        For 2009 our Compensation Committee consisted of Messrs. S. Graham, Ricks and Sponyoe, all of whom are independent as such term is defined by the applicable New York Stock Exchange listing standards. Mr. Ricks was the chairman of our Compensation Committee during all of 2009. The Compensation Committee held six meetings during 2009. For 2010, our board of directors has appointed Mr. Wheeler to be a member of the Compensation Committee, replacing Mr. S. Graham on the committee. Effective February 2010, our Compensation Committee currently consists of Messrs. Ricks, Sponyoe and Wheeler with Mr. Ricks continuing to serve as chairman. Each of Messrs. Ricks, Sponyoe and Wheeler are independent as such term is defined by the New York Stock Exchange listing standards. For additional information regarding the committee, see applicable "Compensation Committee Report" below.

Special Planning Committee

        In addition to the three standing committees mentioned above, in 2007 our board of directors convened a special Planning Committee to review and advise management with respect to the Company's planning and development efforts. For 2009 Messrs. Benton, H. Graham and Sponyoe participated in this special committee with Mr. Benton serving as the chairman until the board of directors appointed Mr. Sponyoe to be the chairman of this committee effective July 2009. This committee held four meetings during 2009. For 2010, our board of directors has appointed Mr. Wheeler to be an additional member of the Planning Committee. Effective February 2010, our special Planning Committee currently consists of Messrs. Benton, H. Graham, Sponyoe and Wheeler with Mr. Sponyoe continuing to serve as the chairman.

Annual Meeting Attendance

        We encourage members of the board of directors to attend the annual meeting of stockholders. In 2009, four of the Company's five directors attended the annual meeting.

Shareholder Recommendations

        The Nominating and Corporate Governance Committee considers stockholder recommendations for candidates to serve on the board of directors. Stockholders entitled to vote for the election of directors may recommend candidates to serve on the Company's board of directors by sending a timely notice, in proper form, to the attention of the Chairman of the Nominating and Corporate Governance Committee in care of the Company's executive offices at 11480 Commerce Park Drive, Suite 600, Reston, Virginia 20191. If the notice is not timely and in proper form, the nominee will not be considered by the committee. To be timely for the 2011 annual meeting of our stockholders, the notice must be received within the time frame set forth in "Stockholder Proposals for Our 2011 Annual Meeting of Stockholders" below. To be in proper form, the notice must contain the following: the candidate's name, a detailed biography outlining the candidate's relevant background, professional and business experience and other significant accomplishments, an acknowledgement from the candidate that he or she would be willing to serve on the board of directors, if elected, a statement by the stockholder outlining the reasons why this candidate's skills, experience and background would make a valuable contribution to the board and a minimum of two references who have either worked with the candidate, served on a board of directors or board of trustees with the candidate, or can otherwise provide relevant perspective on the candidate's capabilities as a potential board member. These requirements are more fully described in Article II, Section 11 of our bylaws, which are available on our Corporate Governance web page at www.tnsi.com or by writing to TNS, Inc., 11480 Commerce Park Drive, Suite 600, Reston, Virginia 20191, Attn: Corporate Secretary.

        Candidates for director who are properly recommended by the Company's stockholders will be evaluated in the same manner as any other candidate for director. The Nominating and Corporate Governance Committee may require the candidate to furnish other information as the committee may reasonably request to assist the committee in determining the eligibility of the candidate to serve as a member of our board of directors. The Nominating and Corporate Governance Committee (or the presiding officer at any meeting of the stockholders) may disregard the purported nomination of any person not made in compliance with these procedures.

Director Qualification Standards

        The Company seeks to align the composition of the board of directors with the Company's strategic direction so that the board members bring skills, experience and backgrounds that are relevant to the key strategic and operational issues that they will oversee and approve. Director candidates are typically selected based upon their character, track record of accomplishment in leadership roles, as well as their professional and corporate expertise, skills and experience. Criteria that are typically considered by the board of directors in the selection of directors include:

  •
  the independence, judgment, strength of character, reputation in the business community, ethics and integrity of the individual;

  •
  the business or other relevant experience, skills and knowledge that the individual may have that will enable him/her to provide effective oversight of the Company's business;

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  the fit of the individual's skill set and personality with those of the other board members so as to build a board that works together effectively and constructively; and

  •
  the individual's ability to devote sufficient time to carry out his or her responsibilities as a director in light of his/her occupation and the number of boards of directors of other public companies on which he or she serves.

        These are only threshold criteria, however, and the Nominating and Corporate Governance Committee will also consider the contributions that a candidate can be expected to make to the collective functioning of the board based upon the totality of the candidate's credentials, experience and expertise, the composition of the board at the time and other relevant circumstances.

        Neither the Nominating and Corporate Governance Committee nor the board of directors has adopted a formal policy with regard to the consideration of diversity when evaluating candidates for the board. However, the Nominating and Corporate Governance Committee believes that board membership should reflect diversity in the broadest sense and so it considers a candidate's professional experience, education, business acumen, geographic location and difference of viewpoint when evaluating his or her qualifications for election to the board. Whenever the Nominating and Corporate Governance Committee evaluates a potential candidate, the committee considers the individual in the context of the composition of the board of directors as a whole. Candidates are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or other basis proscribed by law.

        Under the process used by us for selecting new board candidates, the Nominating and Corporate Governance Committee or other board members may identify the need to add a new board member with specific qualifications or to fill a vacancy on the board of directors. Nominations to the board of directors also may be submitted to the Nominating and Corporate Governance Committee by the Company's stockholders. The Chairman of the Nominating and Corporate Governance Committee will initiate a search, seeking input from board members and senior management, hiring a search firm, if necessary, and considering any candidates recommended by stockholders. Annually, the Nominating and Corporate Governance Committee recommends to the full board of directors the slate of directors for nomination for election at the annual meeting of stockholders.

Corporate Governance Guidelines

        Our board of directors has adopted Corporate Governance Guidelines to address significant corporate governance issues. The Corporate Governance Guidelines set forth the practices of the board with respect to board composition, selection of directors, director compensation, role of the board, board meetings, committees of the board, director independence, responsibilities and tenure and evaluations of the board, committees of the board and the chief executive officer. The Corporate Governance Guidelines are available on our Corporate Governance web page at www.tnsi.com or by writing to TNS, Inc., 11480 Commerce Park Drive, Suite 600, Reston, Virginia 20191, Attn: Corporate Secretary.

Code of Ethics

        We have adopted a code of ethics that applies to our directors, officers and employees. Our code of ethics is reviewed and updated as necessary each year and is available on our Corporate Governance web page at www.tnsi.com or by writing to TNS, Inc., 11480 Commerce Park Drive, Suite 600, Reston, Virginia 20191, Attn: Corporate Secretary.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee is a current or former officer or employee of the Company or has or had any relationship requiring disclosure as a related party transaction.

Related Party Transactions

        Our code of ethics directs that the Company should seek to avoid conducting business with the Company's directors, officers and employees and their relatives and affiliated businesses. The code of ethics requires that any proposed transaction between any director, officer, employee, their relatives or other affiliates and the Company be submitted to the Audit Committee for review and that no preferential treatment be given to a related party. Any such transactions are required to be approved in advance in writing by the Audit Committee.

        On September 21, 2005, we entered into a lease to rent office space in the United Kingdom with a company that is majority owned by Raymond Low, our Executive Vice President. Prior to entering into this lease, we obtained an independent evaluation confirming that the terms of the lease were consistent with market standards, and the proposed lease was approved by the Audit Committee. The lease provides for quarterly payments in equal installments of approximately £26,000 and expires on September 20, 2017.

Board Role in Risk Oversight

        The board of directors has adopted a policy delineating the roles of the board and its committees in an ongoing risk oversight program for the Company. The board of directors considers actual risk monitoring and management to be a function appropriately delegated to management, with the board of directors and its committees functioning in only an oversight role. In this oversight role, the board's policy provides that:

  •
  the board of directors will coordinate all risk oversight activities of the board and its committees, including appropriate coordination with the Company's business strategy,

  •
  the Audit Committee will oversee financial reporting risk and risk relating to information technology systems,

  •
  the Compensation Committee will oversee financial risk, financial reporting risk and operational risk arising from the Company's compensation plans,

  •
  the Nominating and Corporate Governance Committee will oversee executive succession risk and board function risk and

  •
  the board of directors will oversee all other risks applicable to the Company, including operational, financial and catastrophic risks that may be relevant to the Company's business.

        Under its policy, the board of directors expects to involve the Audit Committee in its risk oversight functions as required by applicable New York Stock Exchange rules.

 EXECUTIVE OFFICERS

        Our executive officers and their respective ages and positions are as follows:

Name	Age	Title
Henry H. Graham, Jr.	59	Chief Executive Officer and Director
Michael Q. Keegan	43	Chief Operating Officer President, Telecommunication Services Division of Transaction Network Services, Inc.
Raymond Low	53	Executive Vice President President, Payments Division of Transaction Network Services, Inc.
Alan R. Schwartz	48	Executive Vice President President, Financial Services Division of Transaction Network Services, Inc.
Dennis L. Randolph, Jr.	30	Executive Vice President, Chief Financial Officer and Treasurer
James T. McLaughlin	43	Executive Vice President, General Counsel and Secretary
Mark G. Cole	44	Chief Network Officer
Craig E. Conway	45	Chief Technology Officer
David A. Neal	37	Senior Vice President and Chief Accounting Officer
Christopher F. Penny	43	Chief Strategy Officer

        The following information sets forth biographical information for all executive officers, except Mr. H. Graham. Information with respect to Mr. H. Graham is set forth above in the "Proposal 1—Election of Directors" section.

        Michael Q. Keegan has served as our Chief Operating Officer since January 2007 and as the President, Telecommunications Services Division of our operating subsidiary since February 2010. Mr. Keegan was our Chief Administrative Officer, General Counsel and Secretary from October 2006 to December 2006. From September 2003 to September 2006, Mr. Keegan was our Executive Vice President, General Counsel and Secretary. From April 2001 to September 2003, Mr. Keegan was our Senior Vice President, General Counsel and Secretary. Prior to joining TNS, Mr. Keegan was the Executive Vice President, General Counsel and Secretary of Internet Partnership Group (US), Inc. From September 1992 to May 1998, Mr. Keegan was a corporate associate at the law firm of LeBoeuf, Lamb, Greene and MacRae, L.L.P. Mr. Keegan has a B.A. from the University of Notre Dame and a J.D. from the University of Virginia School of Law.

        Raymond Low has served as our Executive Vice President and as the President, Payments Division of our operating subsidiary since October 2009. Mr. Low was our President from October 2006 to September 2009. Mr. Low was our President of the International Services Division from January 2006 to September 2006. From April 2001 to December 2005, Mr. Low was Senior Vice President and Managing Director of Transaction Network Services (UK) Ltd. From March 2000 to March 2001, Mr. Low was Senior Vice President and Managing Director of eBusiness International Operations of PSINet, Inc. From September 1998 to February 2000, Mr. Low was Managing Director of Transaction Network Services (UK) Ltd. Before that Mr. Low held several management positions with Imminus Ltd. and HSBC (formerly Midland Bank).

        Alan R. Schwartz has served as our Executive Vice President and as the President, Financial Services Division of our operating subsidiary since October 2009. Mr. Schwartz was our Executive Vice President of North American Sales from November 2007 to September 2009. From December 2005 to October 2007, Mr. Schwartz was our Executive Vice President and General Manager of the Financial

Services Division. From April 2001 to November 2005, Mr. Schwartz was our Senior Vice President of the Financial Services Division. From November 1999 to April 2001, Mr. Schwartz was the Senior Vice President and General Manager of the Financial Services Division of Transaction Network Services, Inc. From July 1998 to November 1999, Mr. Schwartz was Director of Sales of the Financial Services Division of Transaction Network Services, Inc. Before that, Mr. Schwartz worked in various positions at Datastream International where he was the Vice President and Country Manager (North America) when he left in July 1998. Mr. Schwartz has a B.S. in Business Administration from Boston University and a M.B.A. from the Leonard N. Stern School of Business at New York University.

        Dennis L. Randolph, Jr. has served as our Executive Vice President, Chief Financial Officer and Treasurer since March 2007. From September 2006 to February 2007, Mr. Randolph was our Senior Vice President and Corporate Controller. From October 2005 to August 2006, Mr. Randolph was our Vice President and Assistant Corporate Controller. From July 2003 to September 2005, Mr. Randolph was our Director of Accounting and Assistant Controller. Prior to that, Mr. Randolph worked for Ernst & Young, LLP and Arthur Andersen, LLP. Mr. Randolph is a certified public accountant in the state of Virginia. Mr. Randolph has a B.S. in Accounting from Virginia Polytechnic Institute and State University.

        James T. McLaughlin has served as our Executive Vice President, General Counsel and Secretary since January 2007. Mr. McLaughlin was the Senior Vice President, General Counsel of Motricity, Inc. from July 2005 to January 2007. From February 2002 to June 2005, Mr. McLaughlin was our Senior Vice President, Associate General Counsel and Assistant Secretary. Prior to that, Mr. McLaughlin was Senior Counsel to the Chairman of the U.S. International Trade Commission from August 2001 to February 2002. From February 2000 to July 2001, Mr. McLaughlin was Senior Vice President, General Counsel and Secretary of Media Centers, Inc. Mr. McLaughlin was Vice President and Assistant General Counsel to Transaction Network Services, Inc. from April 1997 to February 2000. Mr. McLaughlin has a B.A. from the University of Pennsylvania and a J.D. from the University of Virginia School of Law.

        Mark G. Cole has served as our Chief Network Officer since January 1, 2010. Mr. Cole was our Executive Vice President, Network Operations from October 2006 to December 2009. Mr. Cole was our Senior Vice President of Network Operations from April 2001 to October 2006. From March 2000 to April 2001, Mr. Cole was the Senior Vice President—Operations of Transaction Network Services, Inc. From July 1999 to March 2000, Mr. Cole was the Vice President, Network Control Center of Transaction Network Services, Inc. From February 1999 to July 1999, Mr. Cole was the Senior Director, Network Control Center of Transaction Network Services, Inc. From March 1996 to February 1999, Mr. Cole was the Director, Network Control Center of Transaction Network Services, Inc. Before that, Mr. Cole served Transaction Network Services, Inc. in various positions since April 1992. Mr. Cole's communication training originated with the U.S. Army, where he held several supervisory and technical positions.

        Craig E. Conway has served as our Chief Technology Officer since November 2009. Mr. Conway was a principal of CTC, Inc. from April 2009 to October 2009. From October 2007 to April 2009 Mr. Conway was Chief Technology Officer of the Financial Services business of First Data Corporation. From September 2006 to September 2007, Mr. Conway was Senior Vice President and General Manager of Prepaid Services of First Data Corporation. From 2004 to September 2006 Mr. Conway held various positions with First Data Corporation. From 2000 to 2004 Mr. Conway was Senior Vice President of Technology and Operations for Concord EFS, Inc. Mr. Conway has a B.B.A. and M.B.A from Temple University.

        David A. Neal has served as our Senior Vice President and Chief Accounting Officer since March 2007. From February 2005 to February 2007 Mr. Neal was our Financial Controller for the International Services Division. From October 2000 to January 2005, Mr. Neal was a Director with KPMG, Chartered Accountants in Dublin, Ireland. Mr. Neal qualified as a Chartered Accountant in Australia and has a business degree from the University of Technology, Sydney and a Master of Taxation degree from the University of New South Wales, Australia.

        Christopher F. Penny has served as our Chief Strategy Officer since January 2010. Mr. Penny was Senior Vice President, Corporate Development from November 2007 to December 2009. From March 1998 to October 2007 Mr. Penny held several positions with firm currently known as FBR Capital Markets, most recently as managing director and previously as senior and junior analyst covering companies in various IT related industries, including payment processing services, commercial and government IT services and Internet-related businesses. From June 1997 to March 1998, Mr. Penny worked as a technology consultant for Electronic Data Systems. From June 1989 to June 1995 Mr. Penny served as a commissioned officer in the U.S. Navy. Mr. Penny has a B.S. and an M.B.A. from the University of Notre Dame.

 COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

        The Company's executive compensation program is designed to reward the achievement of specific annual, long-term and strategic goals by the Company and seeks to align executives' interests with those of the stockholders by rewarding our executives for superior performance. The Company bases its executive officer compensation philosophy on the belief that competitive compensation is essential to attract, motivate, retain and reward highly-qualified and industrious executives who contribute to the Company's long-term success. In accordance with this philosophy, our compensation program includes both motivational and retention-related compensation components. The Company also strives to provide total compensation that is competitive with other companies in comparable lines of business as well as with other companies in similar geographic locations as the Company.

        The executive officer compensation program rewards executive officers for short and long-term performance. In addition to base salary, executive officers are compensated on a performance-oriented basis through the use of incentive compensation linking both annual and longer-term results. The annual incentive bonus is intended to tie individual compensation to the annual performance of the Company. The Compensation Committee believes that annual Company performance reflects the contributions made by the executive officer, individually and as part of a team. Equity compensation awards are included in the compensation program to reward executive officers for longer-term strategic actions and decisions that increase Company value and thus stockholder value. This use of equity compensation directly relates a significant portion of each executive officer's long-term remuneration to the Company's stock price and thus aligns the executive's compensation with the interests of the Company's stockholders. The granting of restricted stock awards, as well as the historic granting of stock options, is used: (1) to recognize promotions of executives into positions of significant responsibilities; (2) to recognize significant accomplishments of executives; and (3) as an additional incentive to attract and retain high level executive talent.

Oversight of Compensation Program

        The Compensation Committee of our board of directors establishes the total compensation policies for the Company's executive officers and directors. The Compensation Committee also is responsible for approving the equity compensation of executive officers under the Company's applicable equity plans. The Compensation Committee has the authority to engage outside advisors to assist it in fulfilling these responsibilities. The Compensation Committee retained The Bostonian Group, an executive compensation consulting firm, as its third party advisor analyze market data and provide general compensation advice to the committee with respect to executive and director compensation for 2009.

        The Compensation Committee periodically reviews the effectiveness and competitiveness of the Company's executive officer compensation program based upon its review of market data and with the assistance of consulting firms or firms that provide executive and director compensation data from publicly traded companies in the United States such as Equilar, Inc. (Equilar). The Compensation Committee has determined to date that the Equilar data and its program for analyzing that data are appropriate resources for the Committee to use in its analysis of executive and director compensation issues and largely satisfy its needs for outside assistance. This information, and other market and competitive information collected by the committee, is used as the basis for comparing the compensation of the Company's executive officers to amounts paid to executive officers with comparable qualifications, experience and responsibilities at other companies engaged in the same or similar industry or geographic location as the Company. The Compensation Committee, however, will periodically seek guidance from consulting firms such as The Bostonian Group or other firms that specialize in executive and director compensation issues when addressing specific compensation issues that arise or when it determines that the executive and director compensation data and analysis provided by information service firms such as Equilar are not sufficient for current needs.

        In connection with the 2009 compensation plan, the Compensation Committee directed The Bostonian Group to provide an updated market study of the Company's executive and director pay programs in light of the global economic condition and the amount of equity authorized and available under the Company's equity plans. In 2009 the Compensation Committee also utilized reports and data from Equilar together with information provided by The Bostonian Group in its establishment of the executive and director pay programs for 2009.

        Consultants hired by the Compensation Committee do not provide any services to the Company other than the services provided directly to the committee. Thus, The Bostonian Group provided no other services to the Company in 2009 or in any other year. As mentioned above, we also utilize compensation data from Equilar to help evaluate whether our compensation levels are competitive with the market. Equilar does not provide any executive compensation advice to the Compensation Committee.

Role of Executive Officers in Compensation Decisions

        The Compensation Committee, with input from the Chief Executive Officer in most circumstances, makes all equity award decisions for the executive officers, other than the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and General Counsel. In the case of the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and General Counsel, the Compensation Committee, with input from the Chief Executive Officer, reviews the competitive analysis and recommendations and determines its own recommendation of compensation and equity awards, which it presents to the board of directors for approval.

        The Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and General Counsel review the performance of the Company's executive officers. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Compensation Committee. The Chief Executive Officer's, Chief Financial Officer's, Chief Operating Officer's and General Counsel's roles in recommending compensation programs are to develop and recommend appropriate performance measures and targets for individual compensation levels. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to executives. The Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and General Counsel do not participate in the decisions regarding their individual compensation.

Determining Executive Compensation

        Based on the foregoing objectives, the Compensation Committee has structured the Company's annual incentive-based cash and non-cash executive compensation programs to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals. While the Compensation Committee does not believe it is necessary to extensively review compensation practices of peer companies on an annual basis in order to maintain a competitively attractive compensation program, the committee retained The Bostonian Group to review the Company's executive and director pay programs in 2009. The Bostonian Group provided the Compensation Committee with relevant market data and alternatives to consider when making compensation decisions for the Chief Executive Officer, Chief Financial Officer, President, Payments Division, Chief Operating Officer, General Counsel and other executives.

        In making compensation decisions, the Compensation Committee compares each element of total compensation against a peer group of publicly traded companies (collectively, the "Peer Group"). In establishing the 2009 executive compensation plan, the Peer Group included publicly traded technology companies in comparable lines of business to the Company as well as various publicly traded companies based in the Washington, D.C. greater metropolitan area. The Peer Group is periodically reviewed and updated by the Compensation Committee. In 2009 the companies comprising the Peer Group included the following: Blackboard, Inc., Ciena Corp., CSG Systems International, Inc., Global Cash Access Holdings, Inc., ICF International, Inc., Infogroup, Inc., MicroStrategy, Inc., NeuStar, Inc., Quest Software, Inc., RCN Corp., SAVVIS Inc., Syniverse Holdings, Inc., Tier Technologies Inc., USA Mobility Inc., Verifone Holdings, Inc., VSE Corp., and Wright Express Corp.

        The Company competes with many larger companies for top executive-level talent. As such, the Compensation Committee generally seeks to set compensation for named executive officers at a level competitive to the base compensation paid to similarly situated executives of the companies comprising the Peer Group. With respect to benchmark data, the Compensation Committee considers executive and director compensation at each of the companies in the Peer Group only as one among several factors in setting pay. The Compensation Committee does not target a specific percentile within the Peer Group and instead uses the comparative data only as a reference point in its determination of the types and amount of compensation based on its own evaluation.

        A significant percentage of total compensation is allocated to incentives as a result of the philosophy mentioned above. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. The Compensation Committee reviews information provided by consultants such as The Bostonian Group and market data collected by Equilar to determine the appropriate level and mix of incentive compensation. Income from such incentive compensation is realized as a result of the performance of the Company or the individual, depending on the type of award, compared to established goals. Historically, and in 2009, the Compensation Committee sought to grant a majority of total compensation to TNS executive officers in the form of incentive compensation.

Objectives and Performance Review

        Each year the Compensation Committee establishes key goals and objectives for our executives. These goals and objectives primarily include specific quantitative measures, but in certain instances may include qualitative measures such as development of strategic and operational plans, development of new market opportunities and process improvements. The Compensation Committee, along with the board of directors, reviews the performance of our executives relative to the key goals and objectives at year end.

        At the beginning of 2009 the Compensation Committee established the Company's achievement of annual gross revenue and adjusted earnings per share targets as the key goals and objectives for our executives. As in prior years the Compensation Committee selected these financial metrics because they are objective, quantifiable measures many of the Company's investors and financial analysts use to measure Company performance. Adjusted earnings is a non-GAAP measure determined by taking pretax income or loss after equity in net loss of unconsolidated affiliates and adding back certain non-cash items, including amortization of intangible assets, stock compensation expense and the write-off of debt issuance costs, and the result is tax effected. Following the closing of the Company's acquisition of the assets of the Communications Services Group (CSG) from VeriSign, Inc. in May 2009, the Compensation Committee revised the annual gross revenue and adjusted earnings per share targets for our executives under the compensation plans to take into account changes in the business.

        The Compensation Committee set threshold, target and maximum levels for each component of the Company's objectives. In 2009 the Compensation Committee set a minimum threshold level for these targets of ninety percent (90%) of the target. In 2009, the Compensation Committee set the target and maximum levels at the same level for the Long-Term Incentive Plan, in part due to the amount of equity available under the Company's equity plan. After making adjustments to account for the CSG acquisition, for the Annual Incentive Plan in 2009, the Company's gross revenue target was $481.7 million and its adjusted earnings per share target was $1.97 per share. For the Long-Term Incentive Plan in 2009, the Compensation Committee decided to use only adjusted earnings per share as the objective and, after adjusting for the CSG acquisition and cost savings related to the acquisition related incentive plan described below, the Company's adjusted earnings per share target for this plan was $2.00 per share.

        Payments of awards under the Company's Annual Incentive Plan and Long-Term Equity Compensation Plan were based upon the achievement of each applicable objective for 2009, as shown in the following table.

Performance on Gross Revenue and Adjusted Earnings Per Share Objectives	Annual Incentive Plan Payout Percentage of Target Award Opportunity	Long-Term Incentive Plan Payout Percentage of Target Award Opportunity
Does not achieve the threshold performance level	0%	0%
Achieves or exceeds the threshold performance level, but does not achieve the target performance level	at least 10% but less than 100%	at least 50% but less than 100%
Achieves or exceeds the target performance level, but does not achieve maximum performance level	at least 100% but less than 200%	100%
Achieves or exceeds the maximum performance level	200%	100%

Executive compensation program

        For 2009, the principal elements of compensation for our named executive officers were: annual base salary, annual incentive compensation, long-term equity compensation, acquisition-related incentive compensation, and perquisites and other personal benefits. The Compensation Committee considers the overall compensation package when setting any one component of an executive's compensation. In accordance with the Company's compensation philosophy and objectives, the Compensation Committee adopted a compensation program designed to compensate executives on a performance-oriented basis through the use of incentive compensation. As shown in the following table, under our executive compensation program in 2009, the Compensation Committee sought to establish a compensation plan whereby the majority of total compensation to the Company's named executive officers was in the form of incentive compensation, with a significant portion of each such officer's compensation targeted to be equity-based so as to align the executive's compensation with the interests of the Company's stockholders:

Performance Based Compensation(1)

Name	Base Salary	Annual Incentive Plan(2)	Long Term Incentive Plan(3)	Total Compensation(4)	% Performance Based Compensation
Henry H. Graham, Jr.	1.0	1.0	1.0	3.0	67%
Dennis L. Randolph, Jr.	1.0	0.5	1.0	2.5	60%
Raymond Low	1.0	1.0	1.0	3.0	67%
Michael Q. Keegan	1.0	1.0	1.0	3.0	67%
James T. McLaughlin	1.0	0.5	1.0	2.5	60%

(1)
The amounts used in this table represent a multiple of the named executive's base salary.

(2)
Represents the target payout under the 2009 annual cash based performance plan expressed as a multiple of each named executive's base salary. For 2010 the Compensation Committee has approved a change to the percentages for Messrs. Randolph and McLaughlin and each will be eligible to earn up to 0.75 in 2010.

(3)
Represents the target payout under the 2009 long-term equity based performance plan expressed as a multiple of each named executive's base salary. Equity awards, to the extent performance criteria are satisfied, are paid out in equal annual installments over a three year period. For 2010 the Compensation Committee has established the target equity based compensation for the named executive officers such that the percentage amount each named executive officer may earn in 2010 is as follows: Mr. H. Graham—2.0; Mr. Randolph—1.5; Mr. Low—1.25; Mr. Keegan—1.7; and Mr. McLaughlin—1.5.

(4)
Amounts in this column represent the total compensation for each named executive, excluding perquisites.

        In 2008 and prior years the Compensation Committee targeted, and the named executive officers' employment agreements provided for, a greater percentage of our named executive's total compensation to be in the form of equity-based compensation. The closing price of the Company's stock was $7.45 per share on the date the Compensation Committee implemented the 2009 Long-Term Incentive Plan. Due to the limited amount of equity authorized and available under the Company's equity plans as well as the fact management and the board of directors believed the Company's stock was trading below value due to macro-economic conditions, management proposed, and the Compensation Committee determined, it was in the best interest of the shareholders to give the participants in the 2009 Long-Term Incentive Plan the opportunity to earn less equity as a percentage of total compensation and that the equity award target not be exceeded in the event Company performance exceeded the performance target. Also, as a result of the Company's stock price when implementing the 2009 plan and the limited amount of equity authorized and available under the Company's equity plans, the Compensation Committee determined equity grants in 2009 would be only in the form of restricted share awards and not stock options.

        The value of the total compensation for Mr. H. Graham, the Company's Chief Executive Officer, is greater than the compensation of our other named executive officers because he has overall responsibility for our business strategy, operations and corporate vision. Additionally, Mr. H. Graham has guided the Company for over a decade in the role of Chief Executive Officer and prior to that as Chief Financial Officer.

        Base salary.    The Company provides our executive officers and other employees with base salary to compensate them for services rendered during the year. Salary ranges and individual salaries for senior executives are reviewed annually. In setting the base salaries for our executive officers for 2009, the Compensation Committee considered the Company's performance in fiscal year 2008, individual performance, a compensation range which corresponds to the individual's job responsibilities and relevant Peer Group survey findings, including, in part, the market data provided by The Bostonian Group in its market study and to a lesser extent the Peer Group data collected by the Compensation Committee. While many aspects of performance can be measured in financial terms, our Compensation Committee also evaluates executive management in areas of performance that are more subjective. These areas include the development and execution of strategic plans, the exercise of leadership and contributions to improving our products and processes. Salary levels are typically considered annually as part of the Company's performance review process as well as upon a promotion or other significant change in job responsibility. Merit based increases to salaries of executive officers are based on the Compensation Committee's assessment of the individual's performance.

        Annual Incentive Compensation.    The purpose of the annual incentive program is to reinforce a results-oriented management culture by providing opportunities to earn cash incentive awards that vary according to performance. Incentive compensation, payable in cash, is tied to the achievement of performance goals and objectives established by the Compensation Committee. Such incentive compensation generally is a percentage of the executive's base salary.

        The Annual Incentive Plan for 2009 was designed to provide for the annual payment of cash bonuses to certain of the named executive officers and certain other executives who contributed to the long-term success of the Company based upon the Company's achievement of its annual gross revenue and adjusted earnings per share targets for 2009. For each executive participating in the plan, the amount of the annual cash award was based on the percentage of the gross revenue target achieved and the percentage of the adjusted earnings per share target achieved. Seventy-five percent (75%) of the executive's respective annual cash bonus award target was determined based on the Company's 2009 adjusted earnings per share and 25% was based on the Company's 2009 gross revenue. Under the 2009 Annual Incentive Plan, the executives would be paid cash bonuses equal to various percentages of their base salaries, with such awards being calibrated based on the achievement or over-achievement of the targets to between 0% and 200% of such percentages. In setting bonus levels for 2009, the Compensation Committee considered Peer Group compensation data collected by the committee and The Bostonian Group.

        The Compensation Committee set the targets for the 2009 Annual Incentive Plan taking into consideration management forecasts and investor expectations. The Compensation Committee intended that the 2009 Annual Incentive Plan have a level of performance above which the incentive payment would begin and established targets that, while achievable, were not expected to be easily attainable. The Company performed well in 2009, exceeding the adjusted earnings per share target by achieving, after adjusting for the impact of fluctuations in foreign currency compared to the Company's targeted 2009 exchange rates, adjusted earnings of approximately $2.08 per share, or approximately 106% of the target. While adjusting for the impact of fluctuations in foreign currency compared to the Company's targeted 2009 exchange rates, the Company increased gross revenues to $463.2 million in 2009, achieving 96% of the gross revenue target under the 2009 Annual Incentive Plan. Based upon exceeding the target for the adjusted earnings per share performance objective and exceeding the threshold for the gross revenue objective, each as established by the Compensation Committee, under the Company's pay-for-performance philosophy the Company paid our executive officers who participated in the 2009 Annual Incentive Plan approximately 135% of the bonuses they were eligible to earn in 2009. Specifically, the Company paid the executives 160% of the amount of cash bonus award target associated with the adjusted earnings per share component of the Annual Incentive Plan and 60% of the amount of cash bonus award target associated with the gross revenue target.

        The Company's pay-for-performance philosophy is shown when the payments under the Annual Incentive Plan in 2009 are compared to the payments under the Annual Incentive Plans for 2006, 2007 and 2008. In 2008 the Company performed well, achieving 107% of the adjusted earnings target but failing to achieve the gross revenue target, and our executives who participated in the 2008 plan were paid approximately 70% of the bonuses for which they were eligible. In 2007 the Company performed extremely well as gross revenue for the year was 99% of the gross revenue target and approximately 117% of the adjusted earnings target. Based upon the attainment of these performance goals, the Company paid our executive officers who participated in the Annual Incentive Plan for 2007 approximately 147% of the bonuses they were eligible to earn that year. This is in sharp contrast to 2006 when the Company did not achieve minimum performance goals and no annual cash incentives were paid to our executive officers under the Annual Incentive Plan in 2006.

        The total amount earned by each named executive officer under the 2009 Annual Incentive Plan for performance in the year is included in column (g) of the Summary Compensation Table on page 25. For 2009, the targets of the Annual Incentive Plan were the same targets applicable to Company employees eligible for an annual incentive bonus. While the 2009 Annual Incentive Plan is not a perpetual plan, the Compensation Committee has adopted a similar plan for 2010.

        Long-Term Equity Compensation.    The Compensation Committee believes that long-term equity compensation performs an essential role in retaining executives and providing them long-term incentives to maximize stockholder value. Historically the Compensation Committee has granted stock options and restricted stock awards to our executives based upon either Company performance or the executive's level at the Company. In 2009, however, the committee determined equity grants would be solely in the form of restricted share awards as a result of the price of the Company's stock when implementing the 2009 plan and the limited amount of equity authorized and available under the Company's equity plans.

        To date, equity compensation has been provided in the form of grants of stock options in accordance with our 2001 Founders' Stock Option Plan and grants of stock options and restricted stock awards in accordance with our 2004 Long-Term Incentive Plan. By using a mix of stock options and restricted stock awards the Company historically have been able to compensate executives for sustained increases in the Company's stock performance. The stock option grants awarded to date allow executives to acquire shares of the Company's common stock, subject to the completion of a vesting period (usually three or four years) and continued employment with the Company. These options have fixed exercise prices and have ten-year terms. All stock options to date have been granted at the fair market value of our common stock on the date of grant. The restricted stock awards granted to date provide executives shares of our common stock, subject to the completion of a vesting period (usually three or four years) and continued employment with the Company.

        The Compensation Committee grants equity awards to provide our employees an opportunity for increased equity ownership and to maintain competitive levels of total compensation. Generally, the Chief Executive Officer recommends equity award levels for executives other than himself to the Compensation Committee, and the Compensation Committee then reviews those recommendations, adjusts them as it deems appropriate, based in part on analysis and data provided by its outside consultants, and approves them. In 2007, the Compensation Committee granted a greater quantity of restricted stock awards than normal in connection with the promotion and hiring of certain senior executives, including the named executive officers.

        The Compensation Committee also adopted the 2009 Long-Term Incentive Plan as a way to grant restricted stock awards under the 2004 Long-Term Incentive Plan to our named executive officers and certain other executives based upon the Company's achievement of a company performance goal. The Company's 2009 Long-Term Incentive Plan provided, among other things, the grant of restricted stock awards to each of our named executive officers and certain other executive officers who contribute to the long-term success of the Company. Each executive participating in this plan was granted a specified amount of restricted stock ("2009 Restricted Stock Award").

        For each participating executive, the plan provided that the amount of the restricted stock award earned would be (a) 100% of the 2009 Restricted Stock Award if the adjusted earnings per share target was achieved or exceeded, (b) 50% to less than 100% of the 2009 Restricted Stock Award if the threshold of the adjusted earnings per share target was achieved but the target was not achieved, and (c) 0% of the 2009 Restricted Stock Award if the threshold for the adjusted earnings per share target was not achieved. The Compensation Committee set the target for the 2009 Long-Term Incentive Plan taking into consideration management forecasts and investor expectations. The Compensation Committee intended that the 2009 Long-Term Incentive Plan have a level of Company performance above which the awards would be earned and established targets that, while achievable, were not expected to be easily attainable.

        As discussed above, in 2009 the Company exceeded the adjusted earnings per share target by achieving adjusted earnings of approximately $2.08 per share, after adjusting for changes in foreign exchange rates compared to the Company's targeted 2009 exchange rates. Based upon the attainment of adjusted earnings per share performance goal and objective established by the Compensation Committee under the Company's pay-for-performance philosophy, the Company paid our executive officers who participated in Long-Term Incentive Plan 100% of the 2009 Restricted Stock Award. The entire amount of these equity award grants earned by the participating executives was attributable to the Company exceeding the target for adjusted earnings per share.

        Based upon the performance goals and objectives established by the Compensation Committee under the Company's pay-for-performance philosophy, on February 24, 2010, the executive officers participating in the 2009 Long-Term Incentive Plan were granted the following equity awards:

Name of Executive	Restricted Share Award Under 2009 Long-Term Incentive Plan*
Henry H. Graham, Jr.	75,000
Raymond Low	61,000
Michael Q. Keegan	55,000
James T. McLaughlin	41,250
Dennis L. Randolph, Jr.	41,250
Mark G. Cole	38,000

*
Under the terms of the 2009 Long-Term Incentive Plan, these awards are deemed granted as of February 25, 2009, and 33% of the awards vested on February 24, 2010, with the remainder vesting in installments of 33% and 34% on January 1, 2011 and January 1, 2012, respectively.

        The Company's pay-for-performance philosophy is shown when the equity awards under the 2009 Long-Term Incentive Plan are compared to the equity awards under the Long-Term Incentive Plans for 2006, 2007 and 2008. As described above, in 2008 the Company performed well achieving 107% of the adjusted earnings target but failed to achieve the gross revenue target, and our executives who participated in the 2008 plan earned 50% of the equity awards for which they were eligible. In 2007 the Company performed extremely well as gross revenue for the year was 99% of the gross revenue target and approximately 117% of the adjusted earnings target. Based upon the attainment of these performance goals, the Company's executive officers who participated in the 2007 Long-Term Incentive Plan earned approximately 147% of the equity awards they were eligible to earn that year. In 2006 the Company did not achieve its target performance goals and equity award incentives well below target were granted to our named executive officers under the 2006 Long-Term Incentive Plan.

        With respect to any year, the Compensation Committee, through review of stock programs and competitive practices at comparable companies, determines the aggregate amounts, terms and timing of stock option and restricted stock awards with, from time to time, the assistance of outside consultants. The number of shares covered by each award reflects the executive's level of responsibility along with past and anticipated future contributions to the Company and the number of stock options and/or restricted stock awards previously granted. While the 2009 Long-Term Incentive Plan is not a perpetual plan, the Compensation Committee has adopted a similar plan for 2010, but in 2010 the plan will utilize a multi-year measurement period for the adjusted earnings per share performance goal.

        Acquisition Related Incentive Plan.    Our board of directors determined that the closing of the CSG acquisition and the integration of the CSG business into the operations of the Company was a significant priority for our business in 2009. In an effort to motivate our employees, including our executive officers, to complete the acquisition and integration in an expeditious and efficient manner, the Compensation Committee implemented an incentive plan designed to achieve these goals. While this plan had several goals and objectives which the committee considered, the primary target was that the integration yield cost savings in the operation of the business. The Company achieved these targets. Based upon the attainment of these performance goals and objectives established by the Compensation Committee under the Company's pay-for-performance philosophy, the Company paid the following named executive officers, each of whom worked extensively on the CSG acquisition, the following amounts: Mr. H. Graham, $200,000; Mr. Keegan, $350,000; Mr. Randolph, $225,000 and Mr. McLaughlin, $225,000. This incentive plan is not a perpetual plan as it was related to the CSG acquisition, a one-time event, and the Compensation Committee will not adopt a similar plan for 2010.

        Perquisites and Other Personal Benefits.    The Company provides executive officers with perquisites and other personal benefits that the Compensation Committee and the Company believe are reasonable and consistent with its overall compensation program to attract, motivate, retain and reward highly-qualified and industrious executives. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to executive officers. In 2009, our executive officers were provided use of a company automobile or a car allowance, supplemental life insurance, the reimbursement of club membership and certain medical expenses, and annual executive physicals. For 2010, however, the Compensation Committee has determined our executive officers will receive only supplemental life insurance and in some instances the reimbursement of club membership expenses.

Risk Considerations

        The Compensation Committee considers risk and structures our executive compensation programs with an eye to providing incentives to appropriately reward executives for growth without undue risk taking. The Compensation Committee designs compensation programs with features that mitigate risk without diminishing the incentive nature of the compensation. We believe our programs encourage and reward prudent business judgment and appropriate risk-taking over the long-term. The Company's approach to compensation practices and policies applicable to employees throughout our organization is consistent with that followed for executives. Accordingly, we believe that our compensation practices and policies are not reasonably likely to have a material adverse effect on our Company.

        Our compensation programs align with the long-term interests of the Company as follows:

        Use of Long-Term Incentive Compensation—Our compensation plans target total compensation for our executives, and awards under the equity plan vest over time, typically a period of three years. The vesting period encourages officers to focus on sustaining the Company's long-term performance. Executive officers with more responsibility for strategic and operating decisions have a greater percentage of their target total compensation allocated to long-term incentive compensation. In addition, our compensation programs cap the maximum award payable to any individual.

        Limits on Short-Term Incentive Compensation—Compensation to our named executive officers and other executives is not overly weighted toward short-term incentive compensation. As with the long-term incentive compensation, short-term incentive compensation is capped.

        Use of Multiple, Shared Performance Metrics—A portion of incentive compensation for all executives is based upon performance metrics which are core to our business strategy and reviewed and approved by the Compensation Committee. Incentive compensation for our executives, including our named executives, is based on multiple performance metrics set in conjunction with our annual budget. The use of multiple performance metrics encourages our executives to focus on the overall health of the business rather than a single financial measure.

Tax and Accounting Implications

        Section 162(m) of the Internal Revenue Code (the "Code"), enacted in 1993, generally disallows a tax deduction to a public company for compensation over $1 million paid to its Chief Executive Officer and its four other most highly compensated executive officers. However, if certain performance-based requirements are met, qualifying compensation will not be subject to this deduction limit. While the Compensation Committee considers the impact of this rule when developing and implementing the Company's executive officer compensation programs, the Compensation Committee believes that it is important to preserve flexibility in designing compensation programs. Accordingly, the Compensation Committee has not adopted a policy that all compensation must qualify as deductible under Section 162(m). While grants of options under our 2004 Long-Term Incentive Plan are intended to qualify as "performance-based", restricted stock awards granted under our 2004 Long-Term Incentive Plan and amounts paid under the Company's other compensation programs may not qualify.

        Beginning on January 1, 2006, the Company began accounting for share-based payments, including grants under our 2001 Founders' Stock Option Plan, and our 2004 Long-Term Incentive Plan (which includes our 2009 Long-Term Incentive Plan) in accordance with the requirements of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 718, Compensation—Stock Compensation.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the board that the Compensation Discussion and Analysis be included in this Proxy Statement.

                      THE COMPENSATION COMMITTEE
                      Jay E. Ricks, Chairman
                      John V. Sponyoe
                      Thomas E. Wheeler

 EXECUTIVE COMPENSATION

        The table below provides earned compensation information for our Chief Executive Officer, our Chief Financial Officer and our three most highly compensated other employees who served as our executive officers as of December 31, 2009, whose total compensation earned for 2009 exceeded $100,000.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($)(c)(1)	Stock Awards ($) (e)(2)	Option Awards ($) (f)(2)	Non-Equity Incentive Plan Compensation (g)(3)	All Other Compensation (i)		Total (j)
Henry H. Graham, Jr.	2009	$540,000	$1,263,750	$—	$929,000	$33,238	(4)	$2,765,988
Chief Executive Officer	2008	$540,000	$472,501	$202,458	$378,000	$34,960	(4)	$1,627,918
	2007	$500,000	$2,138,717	$623,000	$1,016,414	$241,554	(4)	$4,519,685
Dennis L. Randolph, Jr.	2009	$300,000	$695,063	$—	$427,500	$34,417	(4)	$1,456,980
EVP, CFO and Treasurer	2008	$287,499	$144,381	$61,861	$105,000	$35,215	(4)	$633,956
	2007	$229,567	$681,411	$330,352	$183,459	$54,580	(4)	$1,479,369
Michael Q. Keegan	2009	$400,000	$926,750	$—	$890,000	$33,128	(4)	$2,249,878
COO & President,	2008	$400,000	$238,003	$101,978	$280,000	$30,624	(4)	$1,050,605
Telecommunication	2007	$375,000	$1,513,515	$561,597	$550,378	$200,762	(4)	$3,201,252
Services Division
Raymond Low	2009	$450,000	$1,027,850	$—	$607,500	$93,521	(5)	$2,178,871
EVP & President,	2008	$450,000	$267,751	$114,724	$315,000	$91,871	(5)	$1,239,346
Payments Division	2007	$425,000	$1,576,011	$623,000	$623,762	$248,479	(5)	$3,496,252
James T. McLaughlin	2009	$300,000	$695,063	$—	$427,500	$27,458	(4)	$1,450,021
EVP, General Counsel	2008	$287,499	$144,381	$61,861	$105,000	$26,731	(4)	$625,472
and Secretary	2007	$235,734	$706,847	$323,742	$183,459	$63,075	(4)	$1,512,857

(1)
Includes amounts, if any, deferred by the named executive officer pursuant to the Company's 401(k) plan or in the case of Mr. Low, his pension scheme in the United Kingdom.

(2)
The restricted stock awards and option award amounts in columns (e) and (f) reflect the grant date fair value determined in accordance with the provision of FASB ASC 718, exclusive of estimates made for forfeitures. Assumptions used in the determination of fair value are described in footnote six to the Company's audited financial statements included in the Company's Form 10-K filed with the SEC on March 16, 2010.

(3)
All named executive officers were paid 135%, 70%, and 147% of their target non-equity annual incentive bonus for 2009, 2008 and 2007, respectively. The amount for 2009 also includes amounts earned under the Acquisition Related Incentive Plan of $200,000 for Mr. Graham, $225,000 for Mr. Randolph, $350,000 for Mr. Keegan and $225,000 for Mr. McLaughlin. The amount for Mr. Graham for 2007 also includes an additional cash bonus of $282,577 related to the balance owed to him under the 2007 Long-Term Incentive Plan that could not be delivered in either stock options or restricted stock awards.

(4)
Amount for 2007 includes dividend equivalent payment on unvested restricted stock awards in connection with the payment of the special dividend of $4 per share on April 13, 2007 of $206,708 for Mr. Graham, $25,904 for Mr. Randolph, $158,084 for Mr. Keegan and $36,000 for Mr. McLaughlin. Other perquisites for 2009, 2008 and 2007 include, as applicable: club membership, car allowance, matching contributions pursuant to the Company's 401(k) plan, supplemental life insurance premiums and supplemental medical benefits.

(5)
Amount for 2007 includes a dividend equivalent payment on unvested restricted stock awards $136,784 and for 2009, 2008 and 2007 includes payments into Mr. Low's pension scheme of $58,500, $58,500, and $55,250, respectively, as well as car allowance, club membership and supplemental life insurance premiums.

 Grants of Plan-Based Awards

        The table below summarizes the amounts of awards made to the named executive officers under our 2004 Long-Term Incentive Plan (which includes our 2009 Long-Term Incentive Plan), our 2009 Annual Incentive Plan and the Acquisition Related Incentive Plan during the year ended December 31, 2009.

				Estimated Future Payouts Under Equity Incentive Plan Awards(2)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					Grant Date Fair Value of Stock and Option Awards (l)(3)
Name (a)	Grant Date (b)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Henry H. Graham, Jr.	2/24/2009	$540,000	$1,080,000
	2/24/2009			37,500	75,000	75,000	$1,263,750
	4/30/2009	$200,000	$200,000
Dennis L. Randolph, Jr.	2/24/2009	$150,000	$300,000
	2/24/2009			20,625	41,250	41,250	$695,063
	4/30/2009	$225,000	$225,000
Michael Q. Keegan	2/24/2009	$400,000	$800,000
	2/24/2009			27,500	55,000	55,000	$962,750
	4/30/2009	$350,000	$350,000
Raymond Low	2/24/2009	$450,000	$900,000
	2/24/2009			30,500	61,000	61,000	$1,027,850
James T. McLaughlin	2/24/2009	$150,000	$300,000
	2/24/2009			20,625	41,250	41,250	$695,063
	4/30/2009	$225,000	$225,000

(1)
The amounts in columns (d) and (e) represent the range of potential cash payments to each named executive officer under the 2009 Annual Incentive Plan (2/24/2009) based on each named executive officer's salary and position as of December 31, 2009 and the range of potential payouts under the Acquisition Related Incentive Plan (4/30/2009). Based on the Company's performance against the pre-established targets for the year ended December 31, 2009, 135% and 100% of the target amount in column (d) was earned by each of the named executive officers for the 2009 Annual Incentive Plan and Acquisition Related Incentive Plan, respectively.

(2)
The amounts in columns (f), (g) and (h) represent the range of equity awards under the 2009 Long-Term Incentive Plan. The equity awards earned by each named executive under the 2009 Long-Term Incentive Plan are detailed on page 22 of this proxy statement. Based on the Company's performance against the pre-established targets for the year ended December 31, 2009, 100% of the target number in column (g) was earned by each of the named executive officers.

(3)
Amounts represent the grant date fair value determined in accordance with the provisions of FASB ASC 718, exclusive of estimates made for forfeitures, based on the number of awards indicated in columns (g) or (h).

Outstanding Equity Awards at Fiscal Year-End

        The table below summarizes the holdings of restricted stock, restricted stock awards and stock options by the named executive officers as of December 31, 2009.

		Option Awards					Stock Awards
Name (a)	Grant Date (b)	Number of Securities Underlying Unexercised Options (#) Exercisable (c)	Number of Securities Underlying Unexercised Options (#) Unexercisable (d)		Option Exercise Price (f)	Option Expiration Date (g)	Number of Shares or Units of Stock That Have Not Vested (#) (h)		Market Value of Shares or Units of Stock That Have Not Vested ($) (i)(1)
Henry H. Graham, Jr.	6/1/2006						757		$19,447	(3)
	6/1/2006	6,764	2,255	(2)	$20.56	6/1/2016
	5/3/2007						25,500	(4)	$655,095
	5/3/2007	66,000	34,000	(4)	$12.39	5/3/2017
	8/2/2007						10,657	(3)	$273,778
	2/21/2008						19,504	(5)	$501,058
	2/21/2008	9,954	19,907	(5)	$16.15	2/21/2018
	2/24/2009						75,000	(6)	$1,926,750
Dennis L. Randolph, Jr.	7/2/2003	1,164			$19.60	7/2/2013
	11/17/2003	399			$19.60	11/17/2013
	2/22/2006						394	(3)	$10,122
	5/3/2006						594	(3)	$15,260
	2/22/2007						1,125	(3)	$28,901
	5/3/2007						2,250	(3)	$57,803
	5/3/2007						3,333	(3)	$85,625
	5/3/2007						6,041	(4)	$155,193
	5/3/2007	35,350	17,676	(4)	$12.39	5/3/2017
	8/2/2007						6,083	(3)	$156,272
	2/21/2008						5,960	(5)	$153,112
	2/21/2008	3,041	6,083	(5)	$16.15	2/21/2018
	2/24/2009						41,250	(6)	$1,059,713
Michael Q. Keegan	9/4/2001	6,377			$19.60	9/4/2011
	11/17/2003	3,189			$19.60	11/17/2013
	6/1/2006						549	(3)	$14,104
	6/1/2006	4,903	1,634	(2)	$20.56	6/1/2016
	5/3/2007						6,667	(3)	$171,275
	5/3/2007						10,270	(4)	$263,836
	5/3/2007	59,496	30,648	(4)	$12.39	5/3/2017
	8/2/2007						7,602	(3)	$195,295
	2/21/2008						9,824	(5)	$252,379
	2/21/2008	5,014	10,027	(5)	$16.15	2/21/2018
	2/24/2009						55,000	(6)	$1,412,950
Raymond Low	11/4/2001	6,377	—		$19.60	11/4/2011
	4/21/2004	20,000	—		$22.88	4/21/2014
	5/17/2005	20,000	—		$19.99	3/17/2015
	6/1/2006	5,050	1,684	(2)	$20.56	6/1/2016
	6/1/2006						565	(3)	$14,515
	5/3/2007						6,667	(3)	$171,275
	5/3/2007						12,009	(4)	$308,511
	5/3/2007	66,000	34,000	(4)	$12.39	5/3/2017
	8/2/2007						7,580	(3)	$194,730
	2/21/2008						11,052	(5)	$283,926
	2/21/2008	5,640	11,281	(5)	$16.15	2/21/2018
	2/24/2009						61,000	(6)	$1,567,090
James T. McLauglin	2/22/2007						4,500	(3)	$115,605
	5/3/2007						3,333	(3)	$85,625
	5/3/2007						5,920	(4)	$152,085
	5/3/2007	34,643	17,322	(4)	$12.39	5/3/2017
	8/2/2007						5,333	(3)	$137,005
	2/21/2008						5,960	(5)	$153,112
	2/21/2008	3,041	6,083	(5)	$16.15	2/21/2018
	2/24/2009						41,250	(6)	$1,059,713

(1)
Market value based on December 31, 2009 closing price of $25.69.

(2)
Option awards were granted with a ten year term and vest monthly on a ratable basis over a four year period.

(3)
The restricted stock awards for each named executive officer vest annually on a ratable basis over either a three year or four year period from the date of initial grant.

(4)
These amounts represent the equity awards earned by each named executive officer under the 2007 Long-Term Incentive Plan. 33% of these awards vested on February 25, 2008 and 33% on January 1, 2009 and the remainder will vest 34% on January 1, 2010.

(5)
These amounts represent the equity awards earned by each named executive officer under the 2008 Long-Term Incentive Plan. 33% of these awards vested on February 22, 2009 and the remainder will vest 33% on January 1, 2010 and 34% on January 1, 2011.

(6)
These amounts represent the equity awards earned by each named executive officer under the 2009 Long-Term Incentive Plan. 33% of these awards vested on February 24, 2010 and the remainder will vest 33% on January 1, 2011 and 34% on January 1, 2012.

 Option Exercises and Stock Vested

        The table below summarizes the options exercised and the restricted stock awards vested during the year ended December 31, 2009.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired On Vesting (#) (d)	Value Realized on Vesting ($)(1) (e)
Henry H. Graham, Jr.	—	$—	63,750	$931,500
Dennis L. Randolph, Jr.	—	$—	21,285	$304,169
Michael Q. Keegan	—	$—	41,946	$701,329
Raymond Low	—	$—	41,993	$705,660
James T. McLaughlin	—	$—	19,643	$270,091

(1)
Value equals the number of shares multiplied by the fair market value on the vesting date.

DIRECTOR COMPENSATION

        The Compensation Committee of our board of directors determines annually the amount of any fees, whether payable in cash, shares of common stock or options to purchase common stock, and expense reimbursements that directors receive for participating on, and for attending meetings of, our board of directors and committees of the board. The Compensation Committee generally seeks to set director compensation using data from the Peer Group. In 2009, the Compensation Committee considered the market study of director compensation performed by The Bostonian Group as well as information contained in the Equilar databases.

        For the first six months of 2009, with the exception of Mr. Sponyoe, we paid each director who was not an employee of the Company an annual retainer fee of $40,000, $1,500 per meeting for participation in a meeting of the board of directors, and $1,000 per day for participation in meetings of the committees of the board of directors. Additionally, during the initial six months of 2009 we paid the chairman of our Audit Committee an additional annual retainer fee of $20,000, the chairman of our special committee advising management on long-term strategic planning and development an additional annual retainer fee of $10,000, and the chairmen of our Compensation Committee and Nominating and Corporate Governance Committee an additional annual retainer fee of $6,000. During the first six months of 2009 we paid Mr. Sponyoe, our non-executive Chairman during this period, an annual retainer fee of $120,000. While he was our non-executive Chairman, Mr. Sponyoe did not receive any fees other than his annual retainer fee for his participation in meetings of the board of directors or any of its committees. All annual retainer fees were to be payable in four equal quarterly increments.

        Effective July 1, 2009, the Compensation Committee amended the director compensation plan so that we paid each director who was not an employee of the Company an annual retainer fee of $50,000, $2,000 per meeting for participation in a meeting of the board of directors, and $1,000 per day for participation in meetings of the committees of the board of directors. Additionally, effective July 1, 2009, we paid our non-executive Chairman and the chairman of our Audit Committee an additional annual retainer fee of $20,000, and the chairmen of each of the other committees of our board of directors an additional annual retainer fee of $10,000. All annual retainer fees were to be payable in four equal quarterly increments.

        We also award each director who is not an employee of the Company equity compensation. During 2009, we granted each such director that number of shares of restricted stock equal to $75,000 divided by the closing price of our common stock on the New York Stock Exchange on the date of grants, which restricted shares vest quarterly in four equal installments over a twelve month period. In accordance with the terms of our 2004 Long-Term Incentive Plan, which provides that the aggregate number of shares of restricted stock granted to a non-employee director shall not exceed 70% of the total number of shares of stock subject to all awards granted to the director during a given year, we also granted, during 2009, to each director who is not an employee of the Company that number of options to purchase shares of our common stock equal to 30% of the total number of shares of stock subject to all stock awards granted to the non-employee director during fiscal year 2009. These options vest quarterly in four equal installments over a twelve-month period. These options were granted at the fair market value of our common stock on the date of grant.

        Mr. Wheeler became a member of our board of directors effective December 1, 2009. However, Mr. Wheeler did not receive any compensation during 2009 because Mr. Wheeler did not participate in any meetings of the board of directors or its committees during the year.

        In October 2004, our board of directors established a stock ownership guideline for non-employee directors to enhance the link between director and stockholder interests. Each non-employee director is required to own stock of the Company equal in value to $100,000 within two years of the later of joining the board or the adoption of the stock ownership guideline.

        We reimburse all of our directors for reasonable out-of-pocket expenses related to attending board, committee and stockholder meetings.

Director Compensation

        The table below summarizes the compensation paid by the Company to non-employee directors for the year ended December 31, 2009.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
(a)	(b)	(c)	(d)	(h)
John B. Benton	$79,500	$75,008	$32,149	$186,657
Stephen X. Graham	$88,500	$75,008	$32,149	$195,657
Jay E. Ricks	$68,500	$75,008	$32,149	$175,657
John V. Sponyoe	$102,000	$75,008	$32,149	$209,157
Thomas E. Wheeler	—	—	—	—

(1)
The restricted stock awards and option award amounts in columns (c) and (d) reflect the grant date fair value determined in accordance with the provision of FASB ASC 718, exclusive of estimates made for forfeitures. Assumptions used in the determination of fair value are described in footnote six to the Company's audited financial statements included in the Company's Form 10-K filed with the SEC on March 16, 2010.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2009 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders(1)	2,171,327	(2)	$16.47	(3)	545,888	(4)
Equity compensation plans not approved by security holders	—		—		—

Total	2,171,327		$16.47		545,888

(1)
Consists of the 2004 Long-Term Incentive Plan, as amended, and our 2001 Founders' Stock Option Plan, as amended (the "2001 Plan").

(2)
Includes 806,607 shares of common stock subject to restricted stock awards that will entitle the holders to one share of common stock for each such unit that vests over the holders' period of continued service and 1,364,720 shares of common stock subject to stock options that will entitle the holders, upon exercise, to one share of common stock for each such option that vests over the holders' period of continued service.

(3)
Calculated without taking into account 806,607 shares of common stock subject to outstanding restricted stock awards that will become issuable as those awards vest, without any cash consideration or other payment required for such shares.

(4)
Includes shares of common stock available for future issuance under the 2004 Long-Term Incentive Plan. As of December 31, 2009, 545,888 shares of common stock were available for issuance under the 2004 Long-Term Incentive Plan. Shares reserved for issuance under the 2004 Long-Term Incentive Plan may be issued upon the exercise of stock options, through direct stock issuances or pursuant to restricted stock unit awards that vest upon the attainment of prescribed performance milestones or the completion of designated service periods. As of December 31, 2009, no shares of common stock were available for grant under the 2001 Plan. Shares reserved for issuance under the 2001 Plan may be issued upon the exercise of outstanding stock options that vest upon the completion of designated service periods.

 EMPLOYMENT AGREEMENTS, SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

        The following is a description of the employment agreements and severance and change of control arrangements with respect to each named executive officer. The amount of compensation payable to each named executive officer upon termination without cause, termination for good reason and termination following a change of control is shown below. The amounts shown assume that such terminations were effective as of December 31, 2009 and are estimates of the amounts which would be paid to the named executives upon their termination. The actual amounts to be paid can only be determined at the time of such executive's actual separation from the Company.

Employment Agreements and Severance Arrangements

Henry H. Graham, Jr. and Michael Q. Keegan

        Mr. H. Graham has served as our Chief Executive Officer since September 2006. In 2006, the Company entered into an amended employment agreement with Mr. H. Graham providing for a base salary of $500,000 per annum, subject to annual review and possible increase by the board of directors. In 2009, Mr. H. Graham's annual base salary was $540,000, and the Compensation Committee has approved Mr. H. Graham to have a base salary of $621,850 for 2010. In addition, Mr. H. Graham's employment agreement provides for an annual incentive bonus targeted to a percentage of his annual base salary, which for 2009 was 100%, and an annual long term incentive bonus award targeted to a percentage of his annual base salary, which for 2009 was 250% based upon the achievement of budgetary and other objectives set by the Compensation Committee and our board of directors. Finally, Mr. H. Graham is entitled to certain insurance, leave, automobile and other fringe benefits and is eligible to participate in all other employee benefit plans and programs offered by the Company to its senior executives generally, in accordance with the terms of those plans and programs.

        Mr. Keegan has served as our Chief Operating Officer since January 2007. In 2006, the Company entered into an amended employment agreement with Mr. Keegan providing for a base salary of $375,000 per annum, subject to annual review and possible increase by the board of directors. In 2009, Mr. Keegan's annual base salary was $400,000, and the Compensation Committee has approved Mr. Keegan to have a base salary of $461,850 for 2010. In addition, Mr. Keegan is eligible for an annual incentive bonus targeted to a percentage of his annual base salary, which for 2009 was 100%, and an annual long term incentive bonus award targeted to a percentage of his annual base salary, which for 2009 was 170%, based upon the achievement of budgetary and other objectives set by the Compensation Committee and our board of directors. Finally, Mr. Keegan is entitled to certain insurance, leave, automobile and other fringe benefits and is eligible to participate in all other employee benefit plans and programs offered by the Company to its senior executives generally, in accordance with the terms of those plans and programs.

        Each of the employment agreements for Mr. H. Graham and Mr. Keegan provide for an initial term that began on January 1, 2006 and expired on December 31, 2009. At the end of the initial term, each employment agreement states that the term will automatically be extended for successive one year periods unless either the Company or such executive has provided the other with at least three (3) months' prior written notice of its or his intention to allow the employment agreement to expire at the end of such initial or extended term. Each executive shall serve in his respective executive position until (i) his disability or death, (ii) his decision to terminate his employment relationship with us for or without good reason, or (iii) the decision by our board of directors to terminate his employment with or without cause. Each of the employment agreements for Mr. H. Graham and Mr. Keegan have automatically extended until December 31, 2010.

        Under the employment agreements, "good reason" (other than in the context of a change of control) means that we: (i) move our offices to an area other than the Washington, D.C. area, (ii) diminish the executive's title; (iii) assign duties to the applicable executive that are substantially inconsistent with the responsibilities of his specific executive position or we make a substantial adverse alteration to those responsibilities, (iv) reduce the executive's annual base salary, or (v) materially reduce the benefits provided to such executive, and "cause" means (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty or fraud with respect to us or any of our affiliates or any of their customers or suppliers; (ii) substantial failure on the part of the executive in his performance of the duties of the office held by him as reasonably directed by the Board (other than any such failure resulting from the executive's incapacity due to physical or mental illness), after notice to the executive and a reasonable opportunity to cure; (iii) gross negligence or willful misconduct by the executive with respect to us or any of our affiliates (including, without limitation, disparagement that adversely affects our reputation or any of our affiliates); or (iv) any material breach by executive of the sections of the employment agreement pertaining to executive's duties, non-competition or confidentiality.

        Each of the executives has agreed to protect the confidentiality of our proprietary and confidential information. Each executive has also agreed not to compete with us or solicit our employees or customers for a period of two years if he is terminated without cause or resigns for good reason, or for a period of one year if he is terminated for any other reason.

        The employment agreements provide that if such executive is terminated without cause or if he resigns for good reason (outside the context of a change of control), he would be entitled to receive (i) payment of his then current base salary for two years thereafter, (ii) payment of other accrued compensation and (iii) continuation of certain insurance and other fringe benefits for two years. If we elect to allow such executive's employment agreement to expire at the end of its initial or any extended term without including a notice of termination for cause, such election will be treated as a termination of their respective employment without cause.

        The following table sets forth the estimated payments and benefits that would have been provided to Mr. H. Graham and Mr. Keegan if their respective employment had been terminated on December 31, 2009, by the Company without cause or such executive for good reason:

Name	Salary ($)	Health Benefits ($)(1)	All Other Compensation ($)	Total ($)
Henry H. Graham, Jr.	$1,080,000	$42,604	$50,734	$1,173,338
Michael Q. Keegan	$800,000	$42,604	$50,734	$893,338

(1)
The amount represents an estimate of 24 months of health benefits at the current 2010 COBRA rates.

Raymond Low

        On May 9, 2006, we and our wholly owned subsidiary, Transaction Network Services (UK) Limited, entered into an employment agreement with Raymond Low. Effective September 28, 2006, we amended Mr. Low's employment agreement to reflect his appointment as President of the Company. Mr. Low currently serves as Executive Vice President of the Company, and President of the Payments Division of our operating subsidiary, Transaction Network Services, Inc.

        The agreement provides for a base salary of $400,000 per annum, subject to annual review and possible increase by the Board of Directors. In 2009, Mr. Low's annual base salary was $450,000. In addition, Mr. Low is eligible for an annual incentive bonus targeted to equal 100% of his annual base salary and an annual long term incentive bonus award targeted to equal 170% of his annual base salary, based upon the achievement of budgetary and other objectives set by the Compensation Committee and our board of directors. Furthermore, we will make an annual contribution equal to 13% of his base salary to a pension plan designated by Mr. Low. Finally, Mr. Low is entitled to certain insurance, leave, automobile and other fringe benefits and is eligible to participate in all other employee benefit plans and programs offered by us to our senior executives generally, in accordance with the terms of those plans and programs.

        Mr. Low's employment agreement provides for a term that began on January 1, 2006. Mr. Low will continue to serve as our President until (i) his disability, (ii) his decision to terminate his employment relationship with us for or without good reason, (iii) the decision by the board of directors to terminate his employment with or without cause, as that term is used in his employment agreement; or (iv) upon the day on which Mr. Low attains the age of 65.

        Under Mr. Low's employment agreement, "good reason" means where (i) Mr. Low is assigned duties substantially inconsistent with his responsibilities set out in his employment agreement; (ii) Mr. Low is demoted; (iii) we reduce Mr. Low's base salary; (iv) in breach of his employment agreement, we materially reduce the aggregate value to Mr. Low of the benefits to be received under his employment agreement, other than in connection with a reduction in benefits generally to our senior executives; or (v) we require Mr. Low, without his consent, to change his normal place of work to a place outside of England and Wales.

        We may terminate Mr. Low's employment (without any entitlement to any further payment from us except for those amounts accrued as of such date) if Mr. Low: (i) is guilty of any serious or (after having received a written warning from the Board) repeated breach of his obligations under his employment agreement; (ii) is guilty of (a) serious misconduct, (b) serious negligence or (c) any other conduct which materially harms or in the reasonable opinion of the Board is likely material to harm our interests; (iii) is convicted of an offense (other than a road traffic offense for which a non-custodial penalty is imposed); (iv) becomes bankrupt or makes any arrangement or composition with his creditors; or (v) is disqualified from being a director of any company by reason of an order made by any competent court. Under Mr. Low's employment agreement, "without cause" means the termination of Mr. Low's employment based on reasons other than those set forth in this paragraph and Mr. Low's death.

        If Mr. Low's employment is terminated without cause or if he resigns for good reason, he would be entitled to receive payment of his then current base salary and benefits during any period in which he is restricted pursuant to his non-competition and non-solicitation obligations contained in his employment agreement. Notwithstanding, if terminated without cause or if he resigns for good reason, Mr. Low would be entitled to receive a payment of his then current base salary and benefits for a period of time after the period applicable to his non-competition and non-solicitation obligations (but not to exceed two years after his date of termination) if he elects to be continually bound by the non-competition and non-solicitation restrictions for such additional period.

        Mr. Low has agreed to protect the confidentiality of our proprietary and confidential information. Mr. Low has also agreed not to compete with us or solicit our employees or customers for a period of 6 months and 12 months, respectively, if he is terminated for any reason subject to his election to extend such periods.

        If Mr. Low had been terminated as of December 31, 2009 without cause or had resigned for good reason, the total severance payments due to Mr. Low would have been $1,066,200, which includes $900,000 of salary and $166,200 of other compensation.

Dennis L. Randolph, Jr. and James T. McLaughlin

        Pursuant to an employment agreement entered by us in August 2007, Dennis L. Randolph, Jr. serves as the Company's Executive Vice President, Chief Financial Officer and Treasurer. The agreement provides for a base salary of $250,000 per annum, subject to annual review and possible increase by the board of directors. In 2009, Mr. Randolph's base salary was $300,000 and as of January 1, 2010, Mr. Randolph's annual base salary is $371,850. In addition, Mr. Randolph is eligible for an annual incentive bonus targeted to a percentage of his annual base salary, which for 2009 was

50%, and an annual long term incentive bonus award targeted to a percentage of his annual base salary, which for 2009 was 150%, in accordance with the terms of the Company's Long-Term Incentive Plan. Finally, Mr. Randolph is entitled to certain insurance, leave, automobile and other fringe benefits and is eligible to participate in all other employee benefit plans and programs offered by the Company to its senior executives generally, in accordance with the terms of those plans and programs.

        Pursuant to an employment agreement entered by us in January 2007, James T. McLaughlin serves as the Company's Executive Vice President, General Counsel and Secretary. The agreement provides for a base salary of $245,000 per annum, subject to annual review and possible increase by the board of directors. In 2009, Mr. McLaughlin's base salary was $300,000, and as of January 1, 2010, Mr. McLaughlin's annual base salary is $351,850. In addition, Mr. McLaughlin is eligible for an annual incentive bonus targeted to a percentage of his annual base salary, which for 2009 was 50%, and an annual long term incentive bonus award targeted to a percentage of his annual base salary, which for 2009 was 150%, in accordance with the terms of the Company's Long-Term Incentive Plan. Finally, Mr. McLaughlin is entitled to certain insurance, leave, automobile and other fringe benefits and is eligible to participate in all other employee benefit plans and programs offered by the Company to its senior executives generally, in accordance with the terms of those plans and programs.

        Mr. Randolph's employment agreement provides for an initial term that began on May 8, 2007 and ends on May 8, 2010, unless further extended or sooner terminated under the terms of the agreement. Mr. McLaughlin's employment agreement provides for an initial term that began on January 8, 2007 and ended on January 8, 2010, unless further extended or sooner terminated under the terms of the agreement. At the end of their respective initial terms, each of their employment agreements state that the term will automatically be extended for successive one year periods unless either the Company or the executive has provided the other with at least ninety days prior written notice of its or his intention to allow the employment agreement to expire at the end of such initial or extended term. Each of Mr. Randolph and Mr. McLaughlin's employment agreements have automatically extended for one year, and each shall serve in his respective position until (i) his disability or death, (ii) his decision to terminate his employment relationship with the Company for or without good reason, or (iii) the decision by the board of directors to terminate his employment with or without cause.

        Under each of their employment agreements, "good reason" (other than in the context of a change of control) means that we: (i) moves our offices to an area other than the Washington, D.C. area; (ii) assign duties to the executive that are substantially inconsistent with the responsibilities of his specific executive position or we make a substantial adverse alteration to those responsibilities, (iii) diminish the executive's title (iv) reduce the executive's annual base salary, or (v) materially reduce the benefits provided to such executive, and "cause" means (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty or fraud with respect to the Company or any of its affiliates or any of their customers or suppliers; (ii) substantial failure on the part of the executive in his performance of the duties of the office held by him as reasonably directed by the Chief Executive Officer and/or the board (other than any such failure resulting from the Executive's incapacity due to physical or mental illness), after notice to the executive and a reasonable opportunity to cure; (iii) gross negligence or willful misconduct by the executive with respect to the Company or any of its affiliates (including, without limitation, disparagement that adversely affects the reputation of the Company or any of its affiliates); or (iv) any material breach by executive of the sections of the employment agreement pertaining to executive's duties, non-competition or confidentiality.

        If the executive's employment is terminated without cause, the executive would be entitled to receive (i) payment of his then current base salary for one year thereafter, (ii) payment of other accrued compensation and (iii) continuation of certain insurance and other fringe benefits for one year. If the Company elects to allow the employment agreement to expire at the end of its initial or any extended term without including a notice of termination for cause, such election will be treated as a termination of the executive's employment without cause. If the executive terminates the employment agreement without good reason upon forty-five days' notice, the executive would be entitled to receive (i) payment of his then accrued and/or vested but unpaid base salary, vacation pay, and other benefits as of the termination date. If either Mr. Randolph or Mr. McLaughlin had been terminated without cause or had resigned for good reason as of December 31, 2009, the total severance payments due to either Mr. Randolph or Mr. McLaughlin would have been $322,356, which includes $300,000 of salary and the $22,356 cost of continuation of health benefits and life insurance for one year.

Change of Control Benefits

        Each of Mr. Graham's, Mr. Keegan's, Mr. Randolph's and Mr. McLaughlin's employment agreement provides that if his employment with the Company is terminated under certain circumstances during the period of 24 months after a change of control, he will be entitled to the payment of cash benefits, the continuation of health, retirement and fringe benefits as well as the immediate vesting of any outstanding stock options, stock appreciation rights and restricted stock, as described.

        If Mr. Graham's, Mr. Keegan's, Mr. Randolph's or Mr. McLaughlin's employment with the Company is terminated during the 24-month period after a change of control for cause or he resigns (other than for good reason), we will have no obligation to provide that executive the benefits described below.

        Pursuant to their respective employment agreements, in the event Mr. Graham, Mr. Keegan, Mr. Randolph or Mr. McLaughlin's employment with us is terminated during the 24 month period after a change of control, due to disability or death or without cause, or he resigns for good reason, the executive shall be entitled to (provided that he executes and delivers to us a general release instrument): (i) receive a lump sum payment of an amount equal to 2.99 times for Mr. Graham and Mr. Keegan, and 1.99 times for Mr. Randolph and Mr. McLaughlin, his then average annual compensation (which equals the average of the executive's annual base salary and accrued annual and long term incentive awards during the past three years); (ii) receive payment of other accrued compensation and benefits, (iii) exercise all outstanding stock options (which shall become immediately vested), (iv) treat all shares of restricted stock as vested in full, and (v) receive the continuation of certain insurance and other fringe benefits for three years in the case of Messrs. H. Graham and Keegan, and for two years in the case of Messrs. Randolph and McLaughlin.

        In the event the executive becomes entitled to any payments and benefits related to a termination of employment after the occurrence of a change of control and if such payments equal or exceed 110% of three times the executive's "base amount" determined for IRS purposes, we shall pay to the executive an additional amount equal to the sum of any excise tax imposed by the IRS to place the executive in the same after-tax position as if no such excise tax had been imposed and no additional amount had been made to him.

        "Change of control" means an event that would be required to be reported under the Securities Exchange Act, as amended, whether or not we are then subject to such reporting requirements; provided that, without limitation, a change in control shall be deemed to have occurred if (i) any person is or becomes beneficial owner, directly or indirectly, of 25 percent or more of our voting securities; (ii) during any period of two consecutive years, the following persons cease for any reason to constitute a majority of the board: individuals who at the beginning of such period constitute the board and new directors each of whose election to the board or nomination for election to the board by our security holders was approved by a vote of at least two thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; (iii) our security holders approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately before the merger or consolidation continuing to represent a majority of our voting securities or of such surviving entity outstanding immediately after such merger or consolidation; or (iv) our security holders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by us of all or substantially all of our assets.

        "Good reason" (in the context of a change of control) means (i) the assignment to the executive of any duties inconsistent with the executive's position or any other action that results in a diminution in such position; (ii) a reduction by us in the executive's base salary; (iii) a failure by us to maintain plans providing benefits at least as beneficial as those provided by any benefit or compensation plan in which the executive was participating immediately before the beginning of the 24 month period after the occurrence of a change of control; (iv) a requirement by us to base the executive at any office or location in excess of 25 miles from his office location immediately before the beginning of the 24 month period after the occurrence of a change of control; (v) any purported termination by us for cause otherwise than as provided in his employment agreement; or (vi) any failure by us to obtain the assumption of the obligations contained in his employment agreement by any successor.

        The following table sets forth the established payments and benefits that would have been provided to Mr. Graham, Mr. Keegan, Mr. Randolph and Mr. McLaughlin if a change of control occurred and their respective employment had been terminated on December 31, 2009 without cause or for good reason:

Name	Severance Payment ($)(1)	Health Benefits ($)(2)	All Other Compensation ($)(3)	Option Awards/ Restricted Shares ($)(4)	Section 280G Gross-up ($)(5)	Total ($)
Henry H. Graham, Jr.	$7,250,930	$64,767	$78,635	$4,029,830	$3,437,815	$14,861,978
Michael Q. Keegan	$4,791,745	$64,767	$83,373	$2,821,505	$2,291,082	$10,052,471
Dennis L. Randolph, Jr.	$1,845,536	$43,178	$1,534	$2,019,814	$894,626	$4,804,688
James T. McLaughlin	$1,839,892	$43,178	$1,534	$1,996,186	$829,416	$4,710,206

(1)
The Severance Payment is a lump sum payment of an amount equal to 2.99 times for Mr. Graham and Mr. Keegan, and 1.99 times for Mr. Randolph and Mr. McLaughlin, his average annual compensation as of December 31, 2009 (which equals the average of the executive's annual base salary and accrued annual and long term incentive awards during the past three years).

(2)
The amount represents an estimate of health benefits at the current 2010 COBRA rates of $16,289 and health care reimbursement of $5,300 for a total annual health benefit of $21,589 during the three- year severance period for Mr. Graham and Mr. Keegan, and for the two-year severance period for Mr. Randolph and Mr. McLaughlin.

(3)
The amount represents the cost of continuation of fringe benefits of an annual car allowance, country club dues, and life insurance for Mr. Graham and Keegan during their three year severance period, and the cost of continuation of only life insurance for Mr. Randolph and Mr. McLaughlin for their severance period of two years.

(4)
The amount represents the fair market value of unvested restricted shares at the closing price of $25.69 on December 31, 2009 and the value of outstanding stock option awards.

(5)
Compensation and benefits in excess of three times compensation may be subject to a non-deductible 20% excise tax under Internal Revenue Code 280G. Amounts in this column estimate the tax gross-up payments that would have been paid to the named executive officers assuming a change-in-control date of December 31, 2009 at the closing stock price of $25.69 on December 31, 2009.

 SECURITY OWNERSHIP OF MANAGEMENT AND FIVE PERCENT OWNERS

        The following table shows the number of shares of our common stock beneficially owned as of March 31, 2010 (unless otherwise indicated) by (i) the only persons known by us to own more than five percent of our outstanding shares of common stock, (ii) our directors, (iii) the executive officers named in the Summary Compensation Table contained in this proxy statement, and (iv) all of our directors and executive officers as a group.

        The number of shares beneficially owned by each holder is based upon the rules of the SEC. Under SEC rules, beneficial ownership includes any shares over which a person has sole or shared voting or investment power as well as shares which the person has the right to acquire within 60 days by exercising any stock option or the vesting of any other right. Accordingly, this table includes shares that each person has the right to acquire on or before May 30, 2010. Unless otherwise indicated, to our knowledge, each person has sole investment and voting power (or shares that power with his or her spouse) over the shares in the table. By including in the table shares that he or she might be deemed beneficially to own under SEC rules, a holder does not admit beneficial ownership of those shares for any other purpose.

        To compute the percentage ownership of any stockholder or group of stockholders in the following table, the total number of shares of common stock beneficially owned and deemed outstanding as of March 31, 2010 is 26,064,284 shares (which number does not include 58,679 shares held by us as treasury shares), plus any shares that a holder or group of holders could acquire upon exercising any options on or before May 30, 2010, plus restricted stock units held by that holder or group of holders vesting on or before May 30, 2010.

	Shares of Common Stock Beneficially Owned
Beneficial Owner	Shares	Percent
Federated Investors Group(1)	3,093,025	11.87%
Trafelet Capital Management Group(2)	1,770,619	6.79%
T. Rowe Price Associates Group(3)	1,466,118	5.63%
Blackrock Group(4)	1,370,980	5.26%
Henry H. Graham, Jr.(5)	572,678	2.19%
Raymond Low(6)	268,388	1.02%
Michael Q. Keegan(7)	228,831	*
Dennis L. Randolph, Jr.(8)	113,710	*
James T. McLaughlin(9)	105,108	*
John B. Benton(10)	74,020	*
John V. Sponyoe(11)	38,442	*
Stephen X. Graham(12)	38,352	*
Jay E. Ricks(13)	23,613	*
Thomas E. Wheeler(14)	2,230	*
All directors and executive officers as a group (14 persons)(15)	1,568,114	5.88%

*
Percentage is less than 1% of all outstanding shares of common stock.

(1)
Federated Investors Group is a group comprised of Federated Investors, Inc. as parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp., which act as investment advisers to registered investment companies and separate accounts that beneficially own the shares above. Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp are wholly owned subsidiaries of FII Holdings, Inc., which is a wholly owned subsidiary of Federated

  Investors, Inc., the parent. All of the parent's outstanding voting stock is held in the Voting Shares Irrevocable Trust, the trustees of which are John F. Donahue, Rhodora J. Donahue, and J. Christopher Donahue. The number of shares beneficially owned is based on the Schedule 13G/A filed with the SEC on February 10, 2010. The address for Federated Investors Group is Federated Investors Tower, Pittsburgh, PA 15222-3779.

(2)
Trafelet Capital Management Group is a group comprised of Trafelet Capital Management, L.P. which serves as an investment adviser to several private investment funds who beneficially own the shares reported above, Trafelet & Company, LLC which serves as the general manager of Trafelet Capital Management, L.P., and Remy Trafelet who serves as managing member of Trafelet & Company, LLC. The number of shares beneficially owned is based on the Schedule 13G filed with the SEC on February 11, 2010. The address for the Trafelet Group is 590 Madison Ave., 37th Floor, New York, NY 10022.

(3)
T. Rowe Price Associates Group is a group comprised of T. Rowe Price Associates, Inc. which serves as investment adviser with power to direct investments and/or sole power to vote these securities owned by various individuals and institutional investors. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The number of shares is based on the Schedule 13G filed with the SEC on February 12, 2010. The address for T. Rowe Price Associates is 100 E. Pratt Street, Baltimore, MD 21202.

(4)
Blackrock Group is a group comprised of Blackrock, Inc. and Barclays Global Investors, NA and certain of its affiliates now included as subsidiaries of Blackrock for purposes of Schedule 13G filings. On December 1, 2009, Blackrock completed its acquisition of Barclays Global Investors from Barclays Bank PLC. As a result, Barclays Global Investors, NA and certain of its affiliates are now included as subsidiaries of Blackrock for purposes of Schedule 13G filings. The number of shares beneficially owned is based on the Schedule 13G filed with the SEC on January 20, 2010. The address for Blackrock, Inc. is 40 East 52nd Street, New York, NY 10022.

(5)
Includes 128,927 shares issuable to Mr. H. Graham upon exercise of options currently exercisable or exercisable by Mr. H. Graham within 60 days.

(6)
Includes 144,393 shares issuable to Mr. Low upon exercise of options currently exercisable or exercisable by Mr. Low within 60 days and 6,667 shares issuable to Mr. Low upon vesting of restricted stock awards within 60 days.

(7)
Includes 116,275 shares issuable to Mr. Keegan upon exercise of options currently exercisable or exercisable by Mr. Keegan within 60 days and 6,667 shares issuable to Mr. Keegan upon vesting of restricted stock awards within 60 days.

(8)
Includes 60,673 shares issuable to Mr. Randolph upon exercise of options currently exercisable or exercisable by Mr. Randolph within 60 days and 4,458 shares issuable to Mr. Randolph upon vesting of restricted stock awards within 60 days.

(9)
Includes 58,049 shares issuable to Mr. McLaughlin upon exercise of options currently exercisable or exercisable by Mr. McLaughlin within 60 days and 3,333 shares issuable to Mr. McLaughlin upon vesting of restricted stock awards within 60 days.

(10)
Includes 40,580 shares issuable to Mr. Benton upon exercise of options currently exercisable or exercisable by Mr. Benton within 60 days and 857 shares issuable to Mr. Benton upon vesting of restricted stock awards within 60 days.

(11)
Includes 8,858 shares issuable to Mr. Sponyoe upon exercise of options currently exercisable or exercisable by Mr. Sponyoe within 60 days and 857 shares issuable to Mr. Sponyoe upon vesting of restricted stock awards within 60 days.

(12)
Includes 11,582 shares issuable to Mr. S. Graham upon exercise of options currently exercisable or exercisable by Mr. S. Graham within 60 days and 857 shares issuable to Mr. S. Graham upon vesting of restricted stock awards within 60 days.

(13)
Includes 7,916 shares issuable to Mr. Ricks upon exercise of options currently exercisable or exercisable by Mr. Ricks within 60 days and 857 shares issuable to Mr. Ricks upon vesting of restricted stock awards within 60 days.

(14)
Includes 669 shares issuable to Mr. Wheeler upon exercise of options currently exercisable or exercisable by Mr. Wheeler within 60 days and 780 shares issuable to Mr. Wheeler upon vesting of restricted stock awards within 60 days.

(15)
Includes 601,585 shares issuable to the group upon exercise of options currently exercisable or exercisable by the group within 60 days and 30,178 shares issuable to the group upon vesting of restricted stock awards within 60 days.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Our directors, our executive officers and anyone owning beneficially more than ten percent of our equity securities are required under Section 16(a) of the Securities Exchange Act to file with the SEC reports of their ownership and changes of their ownership of our securities. They must also furnish copies of the reports to us. Based solely on our review of the reports furnished to us and any written representations that no other reports were required, we believe that during our 2009 fiscal year, our directors, executive officers and ten percent beneficial owners complied with all applicable Section 16(a) filing requirements, except that one late Form 4 was filed on July 13, 2009 on behalf of Alex Walker, a current employee who previously was a Section 16 officer, to report his sale of 800 shares of common stock on June 16, 2009.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Ernst & Young LLP has been our independent public accounting firm since 2004, and the Audit Committee has appointed, subject to ratification by the stockholders, Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2010. A majority of the votes cast by holders of common stock is required for the ratification of the appointment of the independent registered public accounting firm. If the stockholders do not ratify the selection of Ernst & Young LLP, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee.

        Representatives of Ernst & Young LLP are expected to be present at the meeting, will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

 AUDIT COMMITTEE INFORMATION

        The Audit Committee operates under a written charter adopted by our board of directors. The Audit Committee consists of three members. All members of the Audit Committee are independent and financially literate as defined in the listing standards of the New York Stock Exchange. The board of directors has determined that Mr. S. Graham meets the definition of "audit committee financial expert" as that term is defined in the rules adopted under the Securities Exchange Act.

Pre-Approval Policies and Procedures

        The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by our independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of a permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services.

        In 2008 and 2009, the Company obtained pre-approval by our Audit Committee for all audit, audit-related and permissible non-audit related fees incurred with our independent registered public accounting firm. When it is efficient to do so, we use third parties other than our auditors to perform non-audit work, such as tax work, on behalf of the Company.

Services and Fees and Expenses of Ernst & Young LLP During 2009 and 2008

        The following table presents fees for professional audit and other services rendered by our independent registered public accountant, Ernst & Young LLP, for the years ended December 31, 2008 and 2009.

	Year Ended December 31, 2008	Year Ended December 31, 2009
Audit fees(1)	$1,304,000	$1,295,527
Audit-related fees(2)	256,000	$58,000
Tax fees(3)	54,000	$63,599
All other fees	—	—

Total fees	$1,614,000	$1,417,126

(1)
Audit fees include fees for our fiscal year-end audit, review of financial statements included in our Form 10-Q Quarterly Reports, audit of internal controls over financial reporting as required by Section 404 of the Sarbanes Oxley Act of 2002 and services that are normally provided by the independent registered public accounting firm in connection with statutory regulatory filings for those fiscal years.

(2)
Audit-related fees include fees associated with the audit of our employee benefit plan and due diligence services related to fees associated with mergers and acquisitions.

(3)
Tax fees include fees for tax services such as tax compliance, tax advice and tax planning.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee's primary function is to assist the board in fulfilling its oversight responsibilities for financial reporting compliance by reviewing the audited consolidated financial statements, the systems of internal controls over financial reporting that which management and the board of directors have established and the overall audit process. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed with management, and the Company's independent registered public accounting firm, the audited consolidated financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2009, management's assessment of the effectiveness of the Company's internal control over financial reporting as of December 31, 2009 and the independent registered public accountant's evaluation of the Company's system of internal control over financial reporting as of December 31, 2009. Management of the Company has the primary responsibility for the consolidated financial statements. Management has represented to the Audit Committee that the Company's consolidated financial statements have been prepared in accordance with generally accepted accounting principles. The Company's independent registered public accounting firm, Ernst & Young LLP, was engaged to audit the Company's consolidated financial statements and to express an opinion on the conformity of such consolidated financial statements with GAAP, and to report on the effectiveness of the Company's system of internal control over financial reporting. Prior to engaging Ernst &Young LLP, the Audit Committee discussed with Ernst & Young LLP the overall scope and plans for its audit.

        The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, Communications with Audit Committees, as amended. In addition, the Audit Committee has received from Ernst & Young LLP the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the Ernst & Young LLP's communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence.

        During 2009, the Audit Committee reviewed quarterly financial statements and earnings releases of the Company. At each meeting held during the year, the Audit Committee met with the Company's Vice President of Financial Compliance and with Ernst & Young LLP, with and without management present.

        The Audit Committee reviewed and evaluated the relevant requirements of the Sarbanes Oxley Act of 2002, the rules of the SEC and the listing standards of the New York Stock Exchange regarding audit committee procedures and responsibilities.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors, and the board of directors approved, that the audited consolidated financial statements be included in the TNS Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

                      Audit Committee
                      Stephen X. Graham, Chairman
                      John B. Benton
                      John V. Sponyoe

 STOCKHOLDER PROPOSALS FOR
OUR 2011 ANNUAL MEETING OF STOCKHOLDERS

        Generally, our bylaws require a stockholder who wishes to bring business before or propose director nominations at an annual meeting to give written notice to our Corporate Secretary at least 90 days before the date of the anniversary of the previous year's annual meeting. However, if the meeting is scheduled for a date more than 30 days prior to or delayed by more than 60 days after the anniversary of the previous year's meeting, then we must receive a stockholder's notice no later than 90 days prior to the annual meeting or 10 days after our notice or disclosure was given. A stockholder notice must describe the proposed business or nominee and identify the stockholder making the proposal or nomination. These requirements are more fully described in Article II, Section 11 and 12 of our bylaws, which are available on our Corporate Governance web page at www.tnsi.com or by writing to TNS, Inc., 11480 Commerce Park Drive, Suite 600, Reston, Virginia 20191, Attn: Corporate Secretary.

        Any proposal you intend to present at the 2011 Annual Meeting of Stockholders must be received by TNS at our principal office at 11480 Commerce Park Drive, Suite 600, Reston, Virginia 20191, Attention: Corporate Secretary, not later than January 18, 2011, if you wish to have it included in the proxy statement and form of proxy for that meeting.

        In addition, if we do not receive your proposal for presentation at the 2011 Annual Meeting by January 18, 2011, then our management proxies will be permitted to use their discretionary voting authority when the proposal is raised at the annual meeting, without having advised stockholders of the proposal in the proxy statement for the 2011 Annual Meeting.

OTHER MATERIALS

        Our Annual Report on Form 10-K for our 2009 fiscal year as filed with the SEC on March 15, 2010 is being mailed to stockholders along with this notice and proxy statement on or about April 26, 2010. Upon written request, we will provide any recipient of this proxy statement, free of charge, one copy of our complete Annual Report on Form 10-K for our 2009 fiscal year. Requests should be directed to the Corporate Secretary, TNS, Inc., 11480 Commerce Park Drive, Suite 600, Reston, Virginia 20191.

                      By Order of the board of directors,

                      James T. McLaughlin
                       Executive Vice President, General Counsel and Secretary

April 23, 2010

TNS, INC.

Annual Meeting
of
Stockholders

Thursday, May 20, 2010, at 2:00 p.m.

Crowne Plaza Dulles Airport Hotel

2200 Centerville Road, Herndon, Virginia 20170

IMPORTANT NOTICE

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, VOTE, SIGN, DATE AND RETURN YOUR

PROXY BY MAIL

FOLD AND DETACH HERE

TNS, INC.

Proxy Solicited on Behalf of the Board of Directors

for Annual Meeting of Stockholders, May 20, 2010

The undersigned stockholder(s) hereby appoint(s) Henry H. Graham, Jr. and James T. McLaughlin, and each of them, their attorneys and agents, with full power of substitution, to vote as Proxy for the undersigned, as herein stated, at the Annual Meeting of Stockholders of TNS, Inc. to be held at the Crowne Plaza Dulles Airport Hotel on Thursday, May 20, 2010 at 2:00 p.m., EDT, and at any postponements or adjournments thereof, according to the number of votes the undersigned would be entitled to vote on the proposals as set forth on the reverse side if personally present.

(Continued and to be signed on the reverse side)

(Change of Address):
(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

TNS, Inc.

Annual Meeting of

Stockholders

Thursday, May 20, 2010, at 2:00 p.m.

Crowne Plaza Dulles Airport Hotel

2200 Centerville Road, Herndon, Virginia 20170

You can submit your proxy by mail

BY MAIL

Mark, sign and date your

proxy card and return it in

the enclosed envelope to:

American Stock Transfer & Trust Company

59 Maiden Lane

Plaza Level

New York, NY 10038

FOLD AND DETACH HERE

☒           Please mark your votes as in this example.

This proxy, when properly signed, will be voted as directed by the undersigned stockholder(s). If no direction is specified, this proxy will be voted FOR the nominees listed below and FOR proposal 2 as recommended by the board of directors.

The board of directors recommends that you vote FOR the nominees listed below and FOR proposal 2.

1.	To elect directors to serve until the 2011 Annual Meeting of Stockholders.
	☐	FOR all nominees listed below (except as indicated)		☐	WITHHELD AUTHORITY to vote for all nominees
Nominees: 01 John B. Benton
02 Henry H. Graham, Jr.
03 Stephen X. Graham
04 John V. Sponyoe
05 Jay E. Ricks 06 Thomas E. Wheeler
(Instruction: To withhold authority to vote for any individual nominee(s), write the name(s) of such nominee(s) below.)

2.	To ratify the appointment of Ernst & Young LLP as TNS, Inc.’s independent registered public accounting firm for our 2010 fiscal year.
	☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	To consider such other business that may properly come before the meeting or any adjournment of the meeting.
Please sign exactly as name(s) appear on the reverse side. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature

Signature

Date

Change of address on reverse side ☐

QuickLinks

PROXY STATEMENT
GENERAL INFORMATION ABOUT VOTING
PROPOSAL 1—ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS, COMMITTEES AND CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
Performance Based Compensation(1)
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
Summary Compensation Table
Grants of Plan-Based Awards
Option Exercises and Stock Vested
DIRECTOR COMPENSATION
Director Compensation
EQUITY COMPENSATION PLAN INFORMATION
EMPLOYMENT AGREEMENTS, SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS
SECURITY OWNERSHIP OF MANAGEMENT AND FIVE PERCENT OWNERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE INFORMATION
REPORT OF THE AUDIT COMMITTEE
STOCKHOLDER PROPOSALS FOR OUR 2011 ANNUAL MEETING OF STOCKHOLDERS
OTHER MATERIALS